                                  LEASE


                                  Dated

                           November 1, 1996


                                Between


                            DM SPECTRUM LLC,
               a California limited liability company,

                              as Landlord

                                  and

                      MAXIM PHARMACEUTICALS, INC.,
                        a Delaware corporation,

                              as Tenant


                                  For

                   3099 Science Park Road, Suite 150
                      San Diego, California 92121

                             TABLE OF CONTENTS

                                                                 Page
                                                                 ----

DEFINITION OF TERMS............................................. viii

1.  Premises....................................................     1
    1.1  Building and Land.......................................    1
    1.2  Parking and Other Common Area...........................    1
    1.3  CC&Rs and PID Permit....................................    1

2.  Basic Lease Provisions........................................   1
    2.1  Address of the Demised Premises..........................   1
    2.2  Rentable Area............................................   2
    2.3  Initial Basic Rent.......................................   2
    2.4  Improvements.............................................   2
    2.5  Term.....................................................   2
    2.6  Permitted Uses...........................................   2
    2.7  Addresses...............................................    2
    2.8  Security Deposit.........................................   2
    2.9  Tenant's Share...........................................   2
    2.10  Exhibits................................................   3

3.  Term..........................................................   3
    3.1  Binding Effect...........................................   3

4.  Possession....................................................   3
    4.1  Substantial Completion...................................   3
    4.2  Notice...................................................   3
    4.3  Cancellation.............................................   4

5.  Rent..........................................................   4
    5.1  Basic Rent...............................................   4
    5.2  Commencement.............................................   4
    5.3  Additional Rent..........................................   4
    5.4  Rent.....................................................   4
    5.5  Proration................................................   5
    5.6  Net Lease................................................   5
    5.7  Annual Increase..........................................   5
    5.8  Security Deposit.........................................   5
    5.9  Security Interest........................................   6

6.  Common Areas..................................................   6
    6.1  Common Areas - Definition................................   6
    6.2  Common Areas - Rules and Regulations.....................   6
    6.3  Common Areas - Changes...................................   6
    6.4  Parking..................................................   7
    6.5  Temporary Parking and Access Easement....................   8
    6.6  Vehicular Access.........................................   9
    6.7  Interruption of Tenant's Business........................   9

7.  Operating Expenses............................................   9
    7.1  Tenant's Portion.........................................   9

    7.2  Operating Expenses.......................................  10
    7.3  Exceptions...............................................  11
    7.4  Payment to Landlord and Estimate ........................  13
    7.5  Reconciliation...........................................  13
    7.6  Monthly Proration........................................  13
    7.7  Audit....................................................  14
    7.8  Continuation.............................................  14
    7.9  Annual Proration.........................................  14

8.  Rentable Area.................................................  14
    8.1  Rentable Area............................................  14
    8.2  Agreement Regarding Rentable Area........................  15

9.  Use ..........................................................  15
    9.1  Use......................................................  15
    9.2  Compliance with Law......................................  15
    9.3  Insurance Requirements ..................................  15
    9.4  Key to Premises..........................................  16
    9.5  Load Rating..............................................  16
    9.6  Unlawful Purpose.........................................  16
    9.7  Additional Limitations...................................  16
    9.8  Access to Demised Premises...............................  17

10. Brokers.......................................................  17
    10.1  Tenant's Representation.................................  17
    10.2  Landlord's Representation...............................  18

11. Holding Over..................................................  18
    11.1  Holding Over with Consent...............................  18
    11.2  Holding Over without Consent............................  18
    11.3  No Renewal..............................................  18
    11.4  No Waiver...............................................  18

12. Taxes on Tenant's Property....................................  19
    12.1  Payment of Taxes........................................  19
    12.2  Advance by Landlord.....................................  19


13. Condition of Demised Premises.................................  19
    13.1  Landlord's Work.........................................  19
    13.2  As Is Condition.........................................  19
    13.3  No Representation.......................................  20
    13.4  Disclosure..............................................  20
    13.5  Walk Through Inspection.................................  20

14. Utilities and Services........................................  21
    14.1  Utilities and Services..................................  21
    14.2  No Liability............................................  21
    14.3  No Increase in Requirements.............................  21

15. Alterations...................................................  22
    15.1  No Alterations..........................................  22
    15.2  Service Facilities......................................  22
    15.3  Exterior Changes........................................  22

    15.4  Signs...................................................  23
    15.5  Compliance with Law.....................................  23
    15.6  Prior Notice............................................  23
    15.7  Property of Landlord....................................  23
    15.8  Removal.................................................  23
    15.9  Personal Property.......................................  23

16. Repairs and Maintenance.......................................  24
    16.1  Landlord's Obligation...................................  24
    16.2  Tenant's Sole Cost......................................  25
    16.3  Notice and Landlord's Right to Repair, Replace and
           Maintain the Demised Premises..........................  26
    16.4  No Liability............................................  26
    16.5  Damage or Destruction...................................  27

17. Liens.........................................................  27
    17.1  No Liens................................................  27
    17.2  Advance by Landlord.....................................  27
    17.3  Financing Statements....................................  27

18. Indemnification and Exculpation...............................  28
    18.1  Indemnification by Tenant...............................  28
    18.2  Indemnification by Landlord.............................  28
    18.3  No Liability of Landlord................................  28
    18.4  Assumption of Risk......................................  29
    18.5  Security Devices........................................  29

19. Insurance - Waiver of Subrogation.............................  29
    19.1  Landlord's Insurance....................................  29
    19.2  Tenant's Insurance......................................  30
    19.3  Additional Insureds.....................................  30
    19.4  Fixtures and Other Items................................  30
    19.5  Lender and Others.......................................  31
    19.6  Waiver of Subrogation...................................  31
    19.7  Increases in Insurance..................................  31

20. Damage or Destruction.........................................  32
    20.1  Partial Destruction.....................................  32
    20.2  Other Destruction.......................................  32
    20.3  Uninsured Damage........................................  32
    20.4  Election Not to Repair..................................  33
    20.5  Release.................................................  33
    20.6  Abatement of Rent ......................................  33
    20.7  Tenant's Property.......................................  33
    20.8  Damage at End of Term...................................  33

21. Eminent Domain................................................  34
    21.1  Taking..................................................  34
    21.2  Restoration.............................................  34
    21.3  Award...................................................  34

22. Defaults and Remedies.........................................  34
    22.1  Late Charge.............................................  34
    22.2  No Waiver...............................................  35

    22.3  Performance by Landlord.................................  35
    22.4  Events of Default.......................................  35
    22.5  Remedies................................................  36
    22.6  Right of Re-Entry.......................................  37
    22.7  Proceeds of Reletting...................................  37
    22.8  Non-Exclusive...........................................  38
    22.9  No Relief...............................................  38

23. Assignment or Subletting......................................  38
    23.1  Assignment or Subletting................................  38
    23.2  Notice..................................................  39
    23.3  Approval................................................  39
    23.4  Excess Rent.............................................  40
    23.5  Transfer Void...........................................  40
    23.6  Further Assignment......................................  40
    23.7  No Waiver...............................................  40
    23.8  Hazardous Materials Test................................  40
    23.9  Assumption..............................................  40

24. Attorneys' Fees...............................................  40
    24.1  Attorneys' Fees.........................................  40
    24.2  Action..................................................  41

25. Bankruptcy....................................................  41

26. Landlord......................................................  41
    26.1  Landlord................................................  41
    26.2  Limit on Landlord's Liability...........................  42
    26.3  Right to Cure...........................................  42
    26.4  Lender's Right to Cure..................................  42

27. Estoppel Certificate..........................................  42

28. Joint and Several Obligations.................................  43

29. Limitation of Landlord's Liability............................  43
    29.1  Limitation..............................................  43
    29.2  Applicability...........................................  44

30. Demised Premises Control by Landlord..........................  44

31. Quiet Enjoyment...............................................  44

32. Quitclaim Deed................................................  44

33. Subordination and Attornment..................................  44
    33.1  Subordination ..........................................  44
    33.2  Additional Instruments..................................  44
    33.3  Attornment..............................................  45
    33.4  Amendment...............................................  45

34. Surrender.....................................................  45
    34.1  No Release..............................................  45
    34.2  Assignment..............................................  45

    34.3  No Merger...............................................  45

35. Waiver and Modification.......................................  45

36. WAIVER OF JURY TRIAL..........................................  45

37. Hazardous Material............................................  46
    37.1  Prohibition/Compliance..................................  46
    37.2  Termination of Lease....................................  48
    37.3  Assignment and Subletting...............................  49
    37.4  Condition...............................................  49
    37.5  Perform Tests...........................................  49
    37.6  Tenant's Obligations....................................  50
    37.7  Definition of Hazardous Material........................  50

38. Miscellaneous.................................................  51
    38.1  Terms and Headings......................................  51
    38.2  Examination of Lease....................................  51
    38.3  Time....................................................  51
    38.4  Covenants and Conditions................................  51
    38.5  Consents................................................  51
    38.6  Entire Agreement........................................  51
    38.7  Severability............................................  51
    38.8  Recording...............................................  51
    38.9  Impartial Construction..................................  52
    38.10 Inurement...............................................  52
    38.11 Force Majeure...........................................  52
    38.12 Notices.................................................  52
    38.13 Exhibits................................................  52
    38.14 Modification............................................  52
    38.15 Periods of Time.........................................  53
    38.16 Choice of Law...........................................  53
    38.17 Interpretation..........................................  53
    38.18 Merger..................................................  53
    38.19 Financial Statements....................................  53

39. Contingencies.................................................  53
    39.1  Lender..................................................  53

                                  EXHIBITS

A-1  Legal Description of Land

A-2  Conceptual Site Plan

A-3  Demised Premises

B    Construction Exhibit

C    Form of Estoppel Letter from Tenant

D    Acknowledgment of Rent Commencement Date

E    Form of Subordination Agreement

F    Option to Extend Term

G    Rules and Regulations for Acid Neutralization System

H-1  List of Personal Property Security

H-2  Form of Initial UCC Financing Statement

I    Joint Service Space

                       DM SPECTRUM/MAXIM PHARMACEUTICALS LEASE

                                DEFINITION OF TERMS


                                              Section Location Where
                                              Defined (Letter Preceding
                                              Section Number Refers to
Term                                          Exhibit)
----                                          -------------------------

Additional Rent                                           5.3

Arbitrator                                              B:6.1

Assignment Date                                          23.2

Assignment Notice                                        23.2

Basic Rent                                                5.1

Building                                                  1.1

CC&Rs                                                     1.3

City                                                    B:1.9.1

City Required Changes                                   B:1.9.1

Common Areas                                              6.1

Conditional Default                                      15.9

Construction Delay Termination Date                       4.3

Construction Documents                                  B:1.6.2

Construction Exhibit (Exhibit B)                          1.1

Default                                                  22.4

Demised Premises                                          1.1

Development Schedule                                    B:1.3

Documents                                                37.1.2

Estimated Possession Date                                 4.1

Extended Term                                           F:2

Extended Term Initial Basic Rent                        F:2.3

Extension Notice                                        F:2.1(a)

                                              Section Location Where
                                              Defined (Letter Preceding
                                              Section Number Refers to
  Term                                        Exhibit)
  ----                                        -------------------------

Fair Rental Value                                       F:2.3 and F:3(d)

Force Majeure Delays                                    B:4.1(d)

Generic Facility Improvements                           B:1.2.1

Hazardous Material(s)                                    37.7

Hazardous Materials List                                 37.1.2

Improvement Plans                                       B:1.2.6

Initial Basic Rent                                        2.3

Initial Landlord Contribution                           B:1.6.1

Joint Service Space                                       7.1

Land                                                      1.1

Landlord                                                Intro.

Landlord's Agents                                        18.1

Landlord's Arbitration Representatives                  B:6.1

Landlord's Work                                         B:1.2.4

LJ Spectrum                                               6.5

Necessary Capital Replacements                           16.2

Notice of Intention to Extend                           F:2.1(a)

Operating Expenses                                        7.2

PID Improvements                                          6.5

PID Permit                                                1.3

Project                                                   1.1

Project Architect                                       B:1.1.1

Project Contractor(s)                                   B:1.1.1

Rent                                                      5.4

                                              Section Location Where
                                              Defined (Letter Preceding
                                              Section Number Refers to
  Term                                        Exhibit)
  ----                                        -------------------------

Rentable Area                                             8.1

Schematic Design Drawings                               B:1.1.1

Security Deposit                                          2.8

Specifications                                          B:1.1.1

Subdivision                                               6.5

Substantially Complete(d) and Substantial Completion      4.1

Temporary Parking and Access Easement                     6.5

Tenant                                                  Intro.

Tenant-Caused Delays                                    B:4.1(b)

Tenant Changes                                          B:3.1.2

Tenant Equipment                                        B:2.1

Tenant's Agents                                          18.1

Tenant's Arbitration Representatives                    B:6.1

Tenant's Capital Operating Expense Threshold              7.2

Tenant's Contribution                                   B:1.8.3

Tenant's Earthquake Insurance Expense Stop               19.1

Tenant's Representative                                 B:5.1

Tenant's Share                                            2.9

Tenant's Utility Systems                                 16.2

Tenant's Work                                           B:2.1

Term Expiration Date                                      2.5

Term Commencement Date                                    5.2

                                  LEASE


     THIS LEASE is dated for reference purposes as of November 1, 1996, and is entered into by and between DM Spectrum LLC, a California limited liability company (hereinafter called "Landlord"), and Maxim Pharmaceuticals, Inc., a Delaware corporation ("Tenant").

     1. PREMISES.

          1.1 BUILDING AND LAND. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord during the term of this Lease, on the terms and conditions set forth herein, those certain premises (hereinafter referred to as the "Demised Premises") located in the building (the "Building") at 3099 Science Park Road, San Diego, California and shown on the floor plan attached hereto as EXHIBIT A-3. The Building is a two-story steel frame structure containing 64,800 square feet of Rentable Area (as defined in Section 8.1 below) which includes the Demised Premises. The land upon which the Building is located is legally described in EXHIBIT A-1 attached hereto and together with all the improvements thereto, except the Building, is defined as the "Land." The Land and Building shall hereinafter collectively be referred to as the "Project." The conceptual site plan for the future Land improvements to be constructed in conformance with the PID Permit (defined below) and the current location of the Building is attached hereto as EXHIBIT A-2. Landlord shall make certain improvements to the Demised Premises, Building, Land and Common Area as described in the Construction Exhibit which is attached hereto as EXHIBIT B (the "Construction Exhibit").

          1.2 PARKING AND OTHER COMMON AREA. Landlord also grants to Tenant, subject to the terms of this Lease, non-exclusive rights to use the Common Area (as defined in Section 6 below), including the parking areas, on the terms set forth herein.

          1.3 CC&RS AND PID PERMIT. This Lease is subject to that certain Declaration of Protective Covenants for La Jolla Spectrum dated February 1, 1996, and recorded in the Official Records of the County Recorder of San Diego County, California, as the same may be amended from time to time (the "CC&Rs") and that certain Planned Industrial Development Permit No. 89-0269 approved by the City of San Diego, as the same may be amended from time to time (the "PID Permit").

     2. BASIC LEASE PROVISIONS. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

          2.1 ADDRESS OF THE DEMISED PREMISES. The address of the Demised Premises is: 3099 Science Park Road, Suite 150, San Diego, California 92121.

          2.2 RENTABLE AREA. The Rentable Area of the Building is agreed to be sixty-four thousand eight hundred (64,800) square feet and the Rentable Area of the Demised Premises is agreed to be nine thousand one hundred fifty-seven (9,157) square feet located on the first floor of the Building.

          2.3 INITIAL BASIC RENT. The "Initial Basic Rent" shall be Two and 50/100 Dollars ($2.50) per square foot of Rentable Area of the Demised Premises (9,157) per month.

          2.4 IMPROVEMENTS. Landlord shall provide to Tenant the Generic Facility Improvements pursuant to the Construction Exhibit attached hereto as EXHIBIT B.

          2.5 TERM. The term of this Lease shall commence on the "Term Commencement Date" set forth in Section 5.2 below and shall continue through the Term Expiration Date. As used herein, the "Term Expiration Date" shall mean November 30, 2001, unless such date is extended pursuant to the terms of EXHIBIT F of this Lease.

          2.6 PERMITTED USES. Biotechnology and/or life sciences laboratory and administrative space, subject to the provisions of this Lease and all laws, ordinances, regulations, covenants, conditions and restrictions.

          2.7  ADDRESSES.

               Address for Rent Payment and Notices to Landlord:

                  DM Spectrum LLC
                  c/o Del Mar Partnership, Inc.
                  Att'n:  Robert Tomlinson,
                  Ivan Gayler and David Winkler
                  221 Fifteenth Street
                  Del Mar, California 92014

               Address for Notices to Tenant:

                  Maxim Pharmaceuticals, Inc.
                  Att'n:  Larry Stambaugh
                  3099 Science Park Road, Suite 150
                  San Diego, California 92121

          2.8 SECURITY DEPOSIT. The "Security Deposit" is equal to Two Hundred Thousand Dollars ($200,000).

          2.9 TENANT'S SHARE. "Tenant's Share" is equal to a fraction with a numerator equal to the square footage of the Rentable Area of the Demised Premises (9,157) and a denominator equal to the square footage of the Rentable Area of the Building (64,800).

          2.10 EXHIBITS. The following exhibits are attached hereto and incorporated herein by this reference, and Landlord and Tenant hereby agree to the terms of these exhibits:

         EXHIBIT TITLE
           A-1             Legal Description of Land
           A-2             Conceptual Site Plan
           A-3             Demised Premises
           B               Construction Exhibit
           C               Form of Estoppel Letter from Tenant
           D               Acknowledgment of Rent Commencement Date
           E               Form of Subordination Agreement
           F               Option to Extend Term
           G               Rules and Regulations for Acid Neutralization System
           H-1             List of Personal Property Security
           H-2             Form of Initial UCC Financing Statement

           I               Joint Service Space

     3. TERM.

          3.1 BINDING EFFECT. This Lease and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by all parties hereto.

     4. POSSESSION.

          4.1 SUBSTANTIAL COMPLETION. Landlord shall endeavor to tender possession of the Demised Premises to Tenant on or before December 25, 1996 (the "Estimated Possession Date"), with the work required of Landlord ("Landlord's Work") as described in the Construction Exhibit Substantially Completed. The terms "Substantially Complete(d)" and "Substantial Completion" shall mean the date that occupancy of that portion of the Demised Premises shall be allowed by the City of San Diego, with such premises in clean condition. Until such time as Landlord tenders to Tenant possession of the Demised Premises, Tenant shall have no right to occupancy or possession thereof.

          4.2 NOTICE. In the event Landlord reasonably determines that it will be unable to tender possession of the Demised Premises on or before the Estimated Possession Date, Landlord shall, not later than ten (10) days prior to the Estimated Possession Date, give written notice to Tenant of the date Landlord anticipates being able to tender possession to Tenant.

          4.3 CANCELLATION. If the date of Substantial Completion of Landlord's Work and the tender of possession of the Demised Premises is later than thirty (30) days after the Estimated Possession Date plus the number of days of "Tenant-Caused Delays" and "Force Majeure Delays," as the same are defined in the Construction Exhibit (the "Construction Delay Termination Date"), then Tenant may, at Tenant's option, exercisable by written notice delivered to Landlord within ten (10) days of the Construction Delay Termination Date, terminate this Lease. Such right to terminate shall be Tenant's only remedy and Landlord shall have no other liability with respect thereto.

     5. RENT.

          5.1 BASIC RENT. Tenant agrees to pay Landlord as "Basic Rent," commencing as set forth below, the sum per square foot per month of Rentable Area determined pursuant to Section 2.3, subject to the annual rental increases provided in Section 5.7 hereof. Basic Rent shall be paid in advance on the first day of each and every calendar month during the term of this Lease.

          5.2 COMMENCEMENT. Basic Rent for the Demised Premises, calculated upon the agreed upon Rentable Area, shall commence upon the "Term Commencement Date," which shall be the earlier of (i) the date Landlord delivers possession of the Demised Premises to Tenant with Landlord's Work Substantially Complete; (ii) the date Tenant actually accepts possession of the Demised Premises; or (iii) the date that Landlord's Work would have been Substantially Completed but for Tenant-Caused Delays (as set forth in the Construction Exhibit). Notwithstanding anything to the contrary in this Lease, Landlord shall provide Tenant with no less than ten (10) days prior notice in writing that the Demised Premises are, or shortly shall be, available for occupancy. Landlord shall execute and deliver to Tenant for its signature written acknowledgement in the form of EXHIBIT D hereto of the actual date upon which rent commenced for the Demised Premises when such is established and shall attach it to this Lease as EXHIBIT D; provided, however, failure to execute and deliver such acknowledgement shall not affect Tenant's liability hereunder.

          5.3 ADDITIONAL RENT. In addition to Basic Rent, commencing on the Term Commencement Date and throughout the term of this Lease, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") (i) Tenant's portion of all Operating Expenses as provided in Section 7 herein, and (ii) any other amounts that Tenant is obligated to pay and/or assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any Default under this Lease or any other failure by Tenant to comply with the agreements, terms, covenants and conditions of this Lease.

          5.4 RENT. Basic Rent and Additional Rent shall together be denominated "Rent." Except as specifically set forth in this Lease, Rent shall be paid to Landlord without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.7, or to such other person or at such other place as Landlord may from time to time designate in writing.

          5.5 PRORATION. In the event that (i) Rent commences on a day other than the first day of a calendar month or (ii) this Lease terminates on a day other than the last day of a calendar month for any reason other than a Default by Tenant, Rent shall be prorated with respect thereto on the basis of a thirty (30) day month and shall be due and payable for such prorated portion of the month on the date that Rent commences or the first day of the month in which this Lease terminates, respectively.

          5.6 NET LEASE. This is a net lease and all rent and other monetary obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense except as expressly set forth in this Lease.

          5.7 ANNUAL INCREASE. On each anniversary of the Term Commencement Date, the Basic Rent shall be adjusted upward (to the nearest one hundredth of one cent per square foot of Rentable Area) to equal one hundred four percent (104%) of the monthly Basic Rent for the month immediately preceding the adjustment date.

          5.8 SECURITY DEPOSIT. Concurrently herewith Tenant shall deliver to Landlord, in cash, the Security Deposit as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Rent or any other charges due hereunder before the expiration of any applicable cure period, or otherwise is in Default under this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including reasonable attorneys' fees) which Landlord may suffer or incur by reason thereof. Any such use or application shall not cause a waiver or cure of any Default under this Lease.
 If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written request therefor deposit monies with Landlord sufficient to restore the Security Deposit to the full amount thereof set forth in Section 2.8 above. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general account. Landlord shall, at the expiration or earlier termination of the term of this Lease, and after Tenant has vacated the Demised Premises in accordance with the terms of this Lease, return to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest herein unless Tenant has instructed Landlord in writing to return the Security Deposit to Tenant), that portion of the

Security Deposit not used or applied by Landlord together with interest on any portion of the Security Deposit held by Landlord and not applied pursuant to the terms hereof, at a rate equal to six percent (6%) per annum, compounded. Unless otherwise expressly agreed in writing by Landlord, no part of the Security Deposit shall be considered to be held in trust, or to be prepayment for any monies to be paid by Tenant under this Lease.

          5.9 SECURITY INTEREST. Tenant hereby conveys to Landlord a first priority security interest pursuant to the California Uniform Commercial Code in all equipment and personal property of Tenant specified in EXHIBIT H-1 hereto (and any and all proceeds, substitutions, additions, accessions, replacements, increases and products of any such equipment) for the purpose of securing Tenant's obligations under this Lease, including but not limited to the payment of Rent. Such security interest shall be a second priority security interest in any particular items of equipment which are subject only to a purchase money security interest (including an equipment lease) and shall be a first priority interest in all other equipment and personal property described in EXHIBIT H-1. Tenant shall from time to time cause to be executed, filed and/or recorded, within five (5) business days of request therefor by Landlord, such financing statements as are reasonably necessary and/or requested by Landlord to perfect such security interest, including but not limited to a financing statement in the form of EXHIBIT H-2 hereto to be filed concurrently with the execution of this Lease.

     6. COMMON AREAS.

          6.1 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Demised Premises and any other tenant's demised premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenant(s) of the Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, mechanical and electrical rooms, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

          6.2 COMMON AREAS - RULES AND REGULATIONS. Tenant agrees to abide by and conform to the reasonable rules and regulations adopted by Landlord from time to time with respect to the Building and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to reasonably modify, amend and enforce such rules and regulations; provided, however, that any such modifications and amendments do not unreasonably interfere with Tenant's use and enjoyment of the Demised Premises and the Common Areas. Landlord shall attempt in good faith to enforce the rules and regulations in a diligent manner with respect to all tenants of the Building, but Landlord shall not be responsible to Tenant for the non-compliance with such rules and regulations by other lessees, their agents, employees and invitees of the Building.

          6.3 COMMON AREAS - CHANGES. Landlord shall have the right, in Landlord's reasonable discretion, from time to time to take any of the following actions provided that at all times Landlord shall provide the parking facilities required hereunder and such actions shall not unreasonably interfere with Tenant's access to the Demised Premises:

              (a) To make changes to the Building interior and exterior and the other Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, entries, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways;

               (b) To close temporarily any of the Common Areas for maintenance and repair and replacement purposes;

               (c)  To add additional improvements to the Common Areas;

               (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;

               (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Tenant acknowledges that the present parking areas and landscaping associated with the Project may be relocated and modified as shown on EXHIBIT A-2 in accordance with the PID Permit or in such other manner consistent with the PID Permit as the same may be modified from time to time. If the present parking areas and landscaping associated with the Project are relocated and modified as shown on EXHIBIT A-2 or in such other manner consistent with the PID Permit (as the same may be amended from time to time), the initial improvement costs incurred in connection with such relocation and modification shall be excluded from Operating Expenses. Any of the foregoing notwithstanding, Tenant acknowledges that Landlord is under no obligation to improve the Project in compliance with the PID Permit during the term of this Lease.

          6.4  PARKING.

               (a) Tenant shall be entitled to the non-exclusive use of up to twenty-seven (27) vehicle parking spaces, on an unreserved and unassigned basis, on those portions of the Common Areas designated by Landlord for parking purposes from time to time. Such parking shall be provided without charge by Landlord; provided, however, Landlord may impose a fee or other charge for such parking if required to do so by any governmental authority, and nothing contained in this provision shall limit Landlord's right to pass on all reasonable costs associated with such parking area as Operating Expenses, including but not limited to maintenance costs and subdivision assessments imposed on Landlord.

               (b) Tenant shall not use more parking spaces than allotted to Tenant hereunder. Such parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pickup trucks. Tenant shall use its best efforts to ensure that any vehicles that belong to or that are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees are not loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If such activities occur other than in the spaces designated for the same, then Landlord shall notify Tenant and Tenant shall have twenty-four (24) hours to remove the vehicle involved, unless such vehicle is in violation of law, in which case the vehicle shall immediately be removed. If Tenant fails to so timely remove such vehicle, Landlord shall have the right, without further notice, and in addition to such other rights and remedies that it might have under this Lease or at law, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable upon demand by Landlord as Additional Rent.

      6.5 TEMPORARY PARKING AND ACCESS EASEMENT. Tenant acknowledges that the existing parking area for the Building, ingress and egress thereto, and certain other common areas are presently located off the Land pursuant to a temporary easement between Landlord and the owner of the land upon which such parking is presently located ("LJ Spectrum"). Landlord, LJ Spectrum or any other party may, at its option at any time and from time to time during the term of this Lease, construct all or a part of the improvements which such party is entitled to construct on the property known as The La Jolla Spectrum and subject to the PID Permit (which property, including the Land, may be referred to as the "Subdivision"), provided that any such improvements are constructed in compliance with the PID Permit and the CC&Rs (the "PID Improvements"), and provided that the PID Improvements include twenty-seven
(27) parking spaces for use by Tenant on the Land or elsewhere in compliance with the CC&Rs and all legal requirements. Tenant's right to use the existing temporary access and parking facilities shall cease upon ten (10) days prior written notice from Landlord, provided that other temporary or permanent parking (that provides no less than twenty-seven (27) parking spaces on or reasonably near the Land unless otherwise agreed to in writing by Tenant) and access is provided (such temporary parking and access easement located off the Land now or hereafter existing from time to time is hereinafter referred to as the "Temporary Parking and Access Easement"). Tenant acknowledges that Landlord has disclosed to it that the construction of the PID Improvements is by its nature messy, noisy and disruptive and that such work may interrupt and interfere with Tenant's access to, or use of, the Demised Premises. During such period of construction of the PID Improvements, Landlord shall use reasonable efforts not to interfere with Tenant's access to, or use of, the Demised Premises. In the event Landlord's construction of the PID Improvements results in an interference with Tenant's access to, or use of, the Demised Premises such that Tenant is prevented from accessing or using the Demised Premises for two (2) or more consecutive days, Tenant shall thereafter be entitled to an offset of Rent for the period of time Tenant is prevented from accessing or using the Demised Premises.

      6.6 VEHICULAR ACCESS. Tenant acknowledges that Landlord or the owner of the Subdivision may from time to time change the location of the access road(s) from Torreyana Road to the Land over the Subdivision. Neither Landlord nor any other party shall have any liability with respect thereto provided that reasonable access is provided at all times.

     6.7 INTERRUPTION OF TENANT'S BUSINESS. Tenant acknowledges that Landlord has disclosed to it that the construction of improvements to the Common Area or to another tenant's premises is by its nature messy, noisy and disruptive and that such work may interrupt and interfere with Tenant's business in the Demised Premises notwithstanding Landlord's reasonable efforts not to interrupt and interfere with Tenant's business in the Demised Premises. Landlord and Landlord's Agents shall have the right to enter the Demised Premises at all reasonable times with twenty-four (24) hours' notice (except in the event of an emergency) for the purpose of making alterations, repairs, improvements or additions to the Building or any part thereof which Landlord may deem reasonably necessary or desirable, including tenant improvements for any other tenant in the Building. Any such entry shall be without abatement of Rent, unless as a result of such entry Tenant is prevented from accessing or using all of the laboratory portion of the Demised Premises for more than three (3) consecutive days and Landlord's need for such entry was not caused by (i) Tenant's failure to satisfy its obligations under Section 16.2 below, or (ii) any negligent or intentional act or omission of Tenant or Tenant's Agents, or (iii) any interruption in utilities or services furnished to the Demised Premises, in which case Tenant's right to any abatement or reduction of Rent is addressed in Section 14 below. Landlord shall have no liability with respect to any such entry, except for any damages, liabilities, expenses or costs incurred by Tenant as a result of the gross negligence or willful misconduct of Landlord or Landlord's Agents.

     7. OPERATING EXPENSES.

     7.1 TENANT'S PORTION. Tenant's portion of Operating Expenses, for purposes of this Lease, is equal to (i) the total Operating Expenses for the Project (except as set forth in the remainder of this sentence) multiplied by Tenant's Share set forth in Section 2.9 above, plus (ii) the utility expenses associated with the Building's HVAC system multiplied by a fraction, the numerator of which is equal to the square footage of the Rentable Area of the Demised Premises and the denominator of which is equal to the square footage of the Rentable Area of the Building then under lease to, and occupied by, Tenant or any other tenants, but in no event shall such denominator be less than fifty percent (50%) of the total square feet of Rentable Area (32,400) of the Building, plus (iii) one-half (1/2) of all expenses of operating, maintaining, repairing, replacing and managing those portions of the acid neutralization system shared with those portions on the second floor of the Building as shown on EXHIBIT I (the "Joint Service Space") beyond the point of connection to those portions of the system exclusively serving the Joint Service Space.

     7.2 Operating Expenses. As used herein, the term "Operating Expenses" shall include all expenses typically included in an absolute net lease, including but not be limited to:

         (a) Government impositions, including, without limitation, property tax costs consisting of real property taxes (including any increases in such property taxes for any reason, including increases resulting from a sale or other transfer of the Project), assessments, including amounts due under any improvement bond upon the Project or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises or Building (if such tax is enacted in lieu of presently existing real property taxes),

        (b) Any parking charges, surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building,

         (c) Any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Land or the Building,

         (d) Any fee for a business license for Landlord to operate the Project,

         (e) Any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, but only to the extent such savings are realized, and

         (f) All other reasonable costs of any kind paid or incurred by Landlord directly related to the operation, repair, replacement, maintenance and management of the Project, the Demised Premises and the Common Area and not separately reimbursed to Landlord by any tenant in the Building, including, by way of example and not as a limitation upon the generality of the foregoing: all utility charges for the Project and the Building incurred by Landlord (including, without limitation, water, gas and electricity costs for the central mechanical plant, the landscaping and other improvements on the Land and the Temporary Parking and Access Easement); all costs of repairs and replacements to improvements incurred by Landlord as appropriate to maintain the Project in first-class condition (except as set forth in Section
16.1 or caused by the gross negligence of Landlord or Landlord's Agents); including maintenance costs for the Temporary Parking and Access Easement or any substitution thereof; all costs of any nature to comply with applicable governmental requirements for the Project; the cost of all service contracts maintained on the HVAC system and other parts of the Project; special utility assessments, including sewer fees and trash collection, assessments imposed pursuant to the CC&Rs or the PID Permit; transportation management assessment fees, property management fees equal to four percent (4%) of the Rent; insurance premiums (except Tenant's share of any insurance premium for earthquake coverage shall not exceed the applicable Tenant's Earthquake Insurance Expense Stop, as described in Section 19.1 below); uninsured losses not resulting from Landlord's failure to carry the insurance required by this Lease unless such loss results from the grossly negligent or willful act or omission of Landlord or its agents; portions of insured losses paid by Landlord as part of the deductible portion of any loss by reason of insurance policy terms unless such loss results from the grossly negligent or willful act or omission of Landlord or its agents; service contracts and costs of services of independent contractors retained to do work of the nature referenced above; all costs of full or part-time personnel responsible for the maintenance and management of the Project; and reasonable reserves established by Landlord in its sole good faith discretion for any of the foregoing.

Any of the foregoing notwithstanding, at any time during any calendar year that Tenant's portion of Operating Expenses relating to capital improvements equals or exceeds the sum of Fifteen Thousand Dollars ($15,000) ("Tenant's Capital Operating Expense Threshold"), all sums payable in excess of Tenant's Capital Operating Expense Threshold shall not be treated as an expense solely in that calendar year, but shall be amortized (with interest at the lower of twelve percent (12%) per annum or the highest rate allowed by law) thereafter as an Operating Expense over the expected life of each such improvement as determined by the manufacturer of such improvement (or as reasonably determined by Landlord, if the manufacturer of such improvement does not specify an expected life span). Notwithstanding the foregoing, Tenant's Capital Operating Expense Threshold shall be decreased to Five Thousand Dollars ($5,000) for the last calendar year of the initial term of this Lease, unless Tenant exercises its option to extend this Lease for the Extended Term, in which event this decreased threshold shall apply solely to the last calendar year of the Extended Term of this Lease.

     7.3 EXCEPTIONS. Operating Expenses shall not include any of the following:

         (a) Any net income, franchise, capital stock, estate or inheritance taxes.

         (b) Any payments of interest, loan fees and other financing costs related to any mortgage or deed of trust encumbering the Project, and any payments of rent due or required under any ground lease or master lease (but excluding therefrom common area maintenance expenses, taxes and similar other costs).

         (c) Costs, including building permit, license and inspection costs,incurred with respect to the installation of improvements made for other occupants of the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant tenant space in the Building for other occupants of the Building. This exclusion shall not include costs of repair, replacement or renovation of Common Areas in the Project.

         (d) Leasing commissions or other real estate fees, attorneys' fees and costs incurred in connection with marketing space or leasing space to tenants or prospective tenants, including, without limitation advertising and promotional expenditures.

         (e) Tax penalties incurred as a result of Landlord's negligent failure to make payments or to file any tax return when due.

         (f) Landlord's general overhead and administrative expenses other than all costs of full or part-time personnel responsible for the maintenance and management of the Project.

        (g)  Any depreciation on the Building.

        (h) Any expenses for services that are of a type not available to Tenant but which are provided to another tenant or occupant of the Building.

        (i) The amount of any overhead profit increment paid to subsidiaries and affiliates of Landlord for services on or to the Building or for supplies or other materials to the extent that the cost of such services, supplies or materials exceeds the cost which would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis.

        (j) Wages, salaries or other compensation paid to any executive employees above the grade of Facilities Manager.

        (k) Any attorneys' fees and other expenses incurred by Landlord to enforce the provisions of this Lease or any other lease of space in the Building due to a violation by any tenant of its lease.

        (l) Costs incurred by Landlord for the repair or damage to the Project to the extent that Landlord is reimbursed by insurance proceeds.

        (m) Costs incurred in correcting any building code violations existing prior to the Term Commencement Date in accordance with Landlord's obligations under Section 13.1 below.

        (n) Any expenses for services to Tenant or any other tenant in the Building for which Landlord is entitled to be reimbursed as an additional charge over and above the Rent payable under this Lease or the basic rent payable under the lease with any other tenant.

        (o) Any compensation paid to clerks, attendants or other persons in commercial concessions (e.g., newsstand or deli) operated by Landlord within the Project.

        (p) Costs of repairs and other work occasioned by fire or other casualty required to be insured against pursuant to Section 19.1 below other than portions of insured losses paid by Landlord as part of the deductible portion of any loss by reason of the insurance policy terms.

        (q) Subject to the limitations described in Section 37 on any obligation of Landlord to perform an environmental clean up, the costs incurred by Landlord of cleaning up any contamination of the Building (including the underlying land and groundwater) by any Hazardous Material (as defined in Section 37.7 below) where such contamination was not caused by Tenant or its agents, employees, contractors or invitees.

      7.4 PAYMENT TO LANDLORD AND ESTIMATE. Tenant shall pay Tenant's portion of Operating Expenses to Landlord, monthly in advance, based upon Landlord's reasonable estimate of such Operating Expenses. Within thirty
(30) days following the commencement of each calendar year, Landlord shall provide Tenant, in writing, a statement estimating the amount of monthly Operating Expenses for the coming year. Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease, as Additional Rent, Tenant's portion of

Landlord's estimate of such Operating Expenses with respect to the Demised Premises for such month. Additionally, if any extraordinary Operating Expense occurs which was not included in Landlord's estimate of such Operating Costs, then Landlord shall give written notice thereof to Tenant promptly after Landlord learns of the same; and Tenant shall pay Tenant's portion of such extraordinary Operating Expense on or before its due date.

      7.5 RECONCILIATION. Within ninety (90) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses for the previous calendar year. If the amounts paid by Tenant are less than the actual amount of Operating Expenses for the previous year, any additional sum due from Tenant to Landlord shall be due and payable within ten (10) business days after receipt by Tenant of such statement. If the amounts paid by Tenant exceed the actual Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the term of this Lease has expired, Landlord shall accompany such statement with payment for the amount of such difference.

      7.6 MONTHLY PRORATION. Any amount due for Operating Expenses attributable to any period which is less than a full month shall be prorated (based on a thirty (30) day month) for such fractional month.

      7.7 AUDIT. Tenant shall have the annual right, at Tenant's expense, upon reasonable notice during reasonable business hours, to have a Certified Public Accountant or other authorized representative of Tenant inspect the portion of Landlord's records, invoices, and other data relating to the Project for the prior calendar year and used in the preparation of the statement of actual Operating Expenses for such year, provided any request for such review shall be furnished within one hundred eighty (180) days of Tenant's receipt of such statement as to the prior year's Operating Expenses.
 If the amount of Operating Expenses relating to the Demised Premises identified on such annual statement are found to exceed the actual Operating Expenses of the Demised Premises, Landlord shall, within ten (10) days after Tenant's request therefor, refund to Tenant the amount of overpayment by Tenant. In addition, if such audit reveals that the Operating Expenses paid by Tenant in any year exceed one hundred four percent (104%) of the actual Operating Expenses which should have been paid by Tenant in such year, Landlord shall reimburse Tenant for the reasonable cost of such audit. Tenant shall not engage any person or entity to perform such audit for compensation related to any cost savings resulting from such audit.

      7.8 CONTINUATION. The responsibility of Tenant for Operating Expenses attributable to the Demised Premises shall continue to the latest of (i) the date of termination of this Lease, or (ii) the date Tenant has fully vacated the Demised Premises.

     7.9 ANNUAL PRORATION. Operating Expenses attributable for any portion of the Demised Premises for the calendar year in which Tenant's obligation to reimburse Landlord therefor commences and for the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which such items are applicable, so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period in which Tenant has an obligation to pay for Operating Expenses.

      8. RENTABLE AREA.

      8.1 RENTABLE AREA. The term "Rentable Area" refers to the agreed upon respective square footages upon which Rent shall be charged and Common Area expenses shall be allocated for the Demised Premises and the Building. Such areas include the floor areas of such portions of the Building measured to (i) the outside finished surface of permanent outer Building walls, where such walls intersect or join each floor (or if the floors do not actually intersect or join such wall, projected to the exterior finished surface of the Building), and (ii) the center of all interior demising walls separating the Demised Premises from Common Areas (as shown on EXHIBIT A-3) or spaces to be occupied by other lessees, plus a portion of the Common Area (as shown on EXHIBIT A-3) within the Building allocated to Tenant based on Tenant's Share. Such measurement was made without deduction for columns, projections or vertical penetrations such as stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like and their enclosed walls.

     8.2 AGREEMENT REGARDING RENTABLE AREA. The number of square feet of Rentable Area (i) in the total Building is agreed to be sixty-four thousand eight hundred (64,800) square feet, and (ii) in the Demised Premises is agreed to be nine thousand one hundred fifty-seven (9,157) square feet.

     9.  USE.

     9.1 USE. Tenant shall at all times use the Demised Premises in accordance with all of the terms and conditions of this Lease (including but not limited to the provisions of Section 15) and only for the purpose set forth in Section 2.6; and Tenant shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord. Except as expressly set forth in this Lease, Tenant shall have twenty-four (24) hour access to the Demised Premises at all times during the term of this Lease.

     9.2 COMPLIANCE WITH LAW. Tenant shall conduct its business operations and use the Demised Premises in compliance with all current or future federal, state and local laws and regulations, and all covenants, conditions and restrictions applicable to the Land, including the CC&Rs and the PID Permit. Tenant shall not use or occupy the Demised Premises in violation of any law, regulation or covenant, condition or restriction applicable to the Land, including the CC&Rs and the PID Permit, or the certificate of occupancy issued for any portion of the Demised Premises or the Building and shall, immediately upon written notice from Landlord, discontinue any use of the Demised Premises which is unlawful whether or not declared by any governmental authority having jurisdiction to be a violation of law or of such certificate of occupancy. Tenant shall, at its expense, timely comply with any directive of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use thereof. Tenant shall not be deemed to be in breach of the foregoing obligation if it has the right to appeal such directive and Tenant prosecutes such appeal in a timely fashion and in a manner that does not impose or threaten to impose any lien, charge or other obligation on Landlord or any portion of the Project.

    9.3 INSURANCE REQUIREMENTS. The insurance to be initially carried by Landlord and Tenant pursuant to the provisions of Section 19 shall be consistent with the actual use of the Project. Thereafter, if the use of the Demised Premises changes to another use permitted under Section 2.6, such insurance shall, to the extent available, be consistent with such changed use. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Project. Tenant shall comply with all rules, orders, regulations and requirements of the insurers of the Project. Tenant shall promptly, upon demand, reimburse Landlord for one hundred percent (100%) of any additional premium charged for any policy by reason of Tenant's particular use of the Demised

Premises or the Common Area, or as a result of Tenant's failure to comply with the provisions of this Section.

          9.4 KEY TO PREMISES. Tenant shall make available to Landlord on a twenty-four (24) hours per day basis keys to locks to doors in the Demised Premises for the purpose of emergency access. Additionally, if requested by Landlord, or required by a governmental agency, Tenant agrees to provide keys to be maintained in a fire department controlled lock box located on the Demised Premises.

          9.5 LOAD RATING. No equipment weighing in excess of the load per square foot which such floor was designed to carry, or which is allowed by law, shall be placed upon the Demised Premises. Tenant shall not make connection to the utilities except by or through existing outlets. Tenant shall not install or use machinery or equipment in or about the Demised Premises that uses water, gas, chilled water or electricity in excess of the capacity specifications for such utility or service as provided to the Demised Premises as a part of Landlord's Work, nor may Tenant suffer or permit any act that causes any use of water, gas, chilled water or electricity in excess of the capacity specifications for such utility or service as provided to the Demised Premises as a part of Landlord's Work. Tenant shall not use the utilities or services provided for the Demised Premises for any purpose other than their intended use. Tenant shall reimburse Landlord for any actual excess expenses or costs that may arise out of a br

          9.6 UNLAWFUL PURPOSE. Tenant shall not allow the Demised Premises to be used for unlawful purposes, nor shall Tenant cause, maintain or permit any nuisance or waste in or on the Project. Landlord shall attempt in good faith to prevent any other tenants of the Building from using their respective premises for unlawful purposes or causing, maintaining or permitting any nuisance or waste in or on the Project.

          9.7 ADDITIONAL LIMITATIONS. Without in any way limiting the provisions of Section 37 or any other provision of this Lease, Tenant acknowledges and agrees that:

               (a) Tenant acknowledges that the acid neutralization system serving the Demised Premises will be shared in common with one or more tenants occupying other portions of the Building. The types and quantities of materials that may be discharged into the acid neutralization system servicing the Demised Premises are as set forth in EXHIBIT G attached hereto.
 Tenant shall not discharge any materials into the acid neutralization system which is in violation thereof. Tenant shall indemnify, defend and hold harmless Landlord from any breach hereunder.

               (b) The Demised Premises have been designed as a "B-Occupancy" under the Uniform Building Code in effect as of the date of commencement and/or completion of Landlord's Work with Hazardous Material storage capacity equal to one-half (1/2) of what would be allowed in one "control zone." Tenant shall not exceed such storage capacity. Tenant shall indemnify, defend and hold harmless Landlord from any breach hereunder. Upon Tenant's written request, Landlord shall make available to Tenant (at no cost to Tenant) a concrete pad of not more than one hundred (100) square feet outside the Building for Tenant to install, at Tenant's sole cost, a self contained Hazardous Material storage bunker pursuant to all the provisions of this Lease, including but not limited to Sections 15, 16 and 37. If installed, such area upon which the bunker is located shall be deemed to be part of the Demised Premises. Such bunker shall be constructed and installed by Tenant in compliance with all laws, the CC&Rs, the PID Permit and sound industry practices, and shall be of a first class condition and appearance and shall not in any way detract from the appearance of the Project.

          9.8 ACCESS TO DEMISED PREMISES. Landlord and Landlord's agents shall have the right to enter the Demised Premises at reasonable times upon twenty-four (24) hours' notice (except in an emergency) for the purpose of inspecting the same and showing the same to perspective purchasers, lenders or tenants. Landlord may at any time place on or about the Demised Premises or the Building any "for sale" signs, and Landlord may at any time during the last one hundred fifty (150) days of the term hereof place on or about the Demised Premises any "for lease" signs. Landlord hereby agrees to use reasonable efforts not to interfere with Tenant's access to, or use of, the Demised Premises. All activities of Landlord pursuant to this Section shall be without abatement of Rent, and Landlord shall have no liability to Tenant for the same, except for any damages, liabilities, expenses or costs incurred by Tenant as a result of the gross negligence or willful misconduct of Landlord or Landlord's Agents.

     10.  BROKERS.

          10.1 TENANT'S REPRESENTATION. Tenant represents, warrants and covenants that it has had no dealings, and it shall have no dealings, with any real estate broker or agent who will be entitled to a commission in connection with (i) procuring or negotiating this Lease, or (ii) the options to extend the term of this Lease, to lease the Joint Service Space or to purchase the Project as contained herein, other than The Irving Hughes Group, Inc. Tenant knows of no real estate broker or agent who is or might now or in the future be entitled to a commission in connection with this Lease or such options, other than The Irving Hughes Group, Inc. Tenant shall indemnify, defend and hold harmless Landlord from any such commission arising from Tenant's actions or statements, other than the commission due The Irving Hughes Group, Inc., which commission shall be paid by Landlord, pursuant to a separate commission agreement between such broker and Landlord.

          10.2 LANDLORD'S REPRESENTATION. Landlord represents, warrants and covenants that it has had no dealings, and it shall have no dealings, with any real estate broker or agent to whom Tenant might be liable for a commission in connection with (i) procuring or negotiating this Lease, or
(ii) the options to extend the term of this Lease, to lease the Joint Service Space or to purchase the Project. Landlord knows of no real estate broker or agent, other than The Irving Hughes Group, Inc., who is or might now or in the future be entitled to a commission from Tenant in connection with this Lease or the options contained herein. Landlord shall indemnify, defend and hold harmless Tenant from any such commissions arising from Landlord's actions or statements.

     11.  HOLDING OVER.

          11.1 HOLDING OVER WITH CONSENT. If Tenant remains in possession of all or any part of the Demised Premises after the expiration or earlier termination of this Lease, with Landlord's prior written consent, Tenant shall be deemed a month-to-month tenant upon the date of such expiration or earlier termination and, in such case, Tenant shall continue to pay the Basic Rent (as adjusted from time to time as set forth in this Lease), Operating Expenses in accordance with Section 7, and any other amount of Rent due Landlord pursuant to the terms of this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

          11.2 HOLDING OVER WITHOUT CONSENT. If Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon all the terms of this Lease applicable to a tenant at sufferance, except that the monthly installments of Basic Rent shall be equal to one hundred fifty percent (150%) of the monthly installment of the Basic Rent in effect during the immediately preceding thirty (30) days. If at the end of the term of this Lease Tenant has vacated the Demised Premises but Tenant has not left the Demised Premises in substantially the condition required by this Lease, or Landlord is for any reason prevented from allowing another tenant to have possession of the Demised Premises as a result of any act or omission of Tenant, Tenant shall be deemed to be holding over without consent and Tenant shall also be liable for any other damages Landlord may suffer.

          11.3 NO RENEWAL. Acceptance by Landlord of Rent after such expiration or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

          11.4 NO WAIVER. The foregoing provisions of this Section 11 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

     12.  TAXES ON TENANT'S PROPERTY.

          12.1 PAYMENT OF TAXES. Tenant shall pay not less than five (5) days before delinquency, all taxes levied against any personal property or trade fixtures in or about the Demised Premises.

          12.2 ADVANCE BY LANDLORD. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Project is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord, after written notice to Tenant, elects to pay the taxes based upon such increase in assessed value, then Tenant shall, upon receipt of satisfactory evidence of such tax increase repay to Landlord the taxes so levied against Landlord.

     13.  CONDITION OF DEMISED PREMISES.

          13.1 LANDLORD'S WORK. Landlord warrants to Tenant that (i) the Building systems serving the Demised Premises will be in good working order as of the Lease Commencement Date and (ii) Landlord's Work will be free from material structural defects. Based solely in reliance upon Landlord's receipt of a certificate of occupancy for the Demised Premises, Landlord represents to Tenant that Landlord's Work will as of the Lease Commencement Date comply with all applicable covenants and restrictions of record, statutes, ordinances, codes, rules, regulations, orders and regiments, including Title 24 of the California Administrative Code and the Americans With Disabilities Act. In the event it is determined that the foregoing warranties have been violated, then it shall be the obligation of Landlord, after written notice from Tenant, to promptly rectify any such violation. In the event Tenant does not give to Landlord written notice of the violation of any of the foregoing warranties within one (1) year of the Term

          13.2 AS IS CONDITION. Except as expressly set forth in this Lease and in the Construction Exhibit, Tenant is leasing the Demised Premises, and accepts the condition of the Demised Premises (including Landlord's Work upon completion thereof), the Project and the Subdivision, in their "as is" condition. Except as expressly set forth in this Lease and in the Construction Exhibit, Tenant shall assume all risks with respect to any defects, liabilities or other matters related to or in any way affecting the condition of the Demised Premises (including

Landlord's Work upon completion thereof), the Project or the Subdivision including, without limitation, (i) latent defects; (ii) all restrictions, obligations, benefits and burdens whatsoever regarding the occupancy and use of the Demised Premises; and (iii) the presence of Hazardous Materials. Tenant acknowledges that Landlord has provided to Tenant (without any warranty as to accuracy) an environment report prepared by Dames & Moore dated January 17, 1996, whi

          13.3 NO REPRESENTATION. Tenant acknowledges that, except as expressly set forth in this Lease, Landlord and Landlord's agents have not made any representations or warranties, express or implied, with respect to
(i) the condition of the Demised Premises or the Building and Land, including Landlord's Work, (ii) the suitability of the Demised Premises for the conduct of Tenant's business, (iii) the location, use, design, merchantability, fitness for use for a particular purpose, condition or durability of the Demised Premises or the Building and Land, including Landlord's Work, (iv) the existence of Hazardous Materials (as defined in Section 37.7) on the Demised Premises or in the Project except as set forth in Section 37.4 below, or (v) the quality of the material or workmanship in the Demised Premises or the Building and Land; and all risks incidental to the Demised Premises shall be borne by Tenant. Except as expressly provided in this Lease or in the Construction Exhibit, in the event of any defect or d

          13.4 DISCLOSURE. Without limiting the provisions of Section 13.1 above, Landlord and Tenant acknowledge that (i) the HVAC system which services another tenant's premises located on the roof of the Building may violate Coastal Commission Regulations regarding height restrictions, and
(ii) asbestos containing materials may be present in the Building. Tenant acknowledges that, if such action is allowed by law, any asbestos may be "encapsulated" in place. Landlord will be responsible for any remedial action (including such encapsulation) required by law with respect to the foregoing, including paying the cost thereof, which cost shall not be an Operating Expense. Except for the foregoing, the cost of any action necessary to remediate any violations of law, including the foregoing, relating to the Demised Premises shall be an Operating Expense, and if the cost of any action is an Operating Expense and constitutes a capital improvement, the cost shall be a portion of the Operating Expenses relating to capita

          13.5 WALK THROUGH INSPECTION. As specified in the Construction Exhibit, Landlord and Tenant shall conduct walk through inspections of the work performed by Landlord to the Demised Premises and prepare a punch list of those construction items for Landlord's Work which require remedial action. The taking of possession of the Demised Premises by Tenant shall establish conclusively that the Demised Premises and the Building existed at such time in good, sanitary and satisfactory condition and repair, except for punch list items to be corrected by Landlord.

     14.  UTILITIES AND SERVICES.

          14.1 UTILITIES AND SERVICES. To the extent reasonably possible, Tenant shall enter into contracts directly with suppliers of, and pay directly to such suppliers for, all water, gas, electricity, telephone, trash removal, janitorial and cleaning services and all other utilities and services supplied to the Demised Premises, together with any taxes thereon. To the extent any such services or utilities are not separately metered or supplied to the Demised Premises by the supplier thereof, Tenant shall pay Tenant's Share of the cost thereof as an Operating Expense unless Landlord has installed separate meters or measuring devices for the determination of Tenant's actual use of such utility or service. In such case, Tenant shall pay as an Operating Expense the actual cost of that portion of the utility or service actually used by Tenant, and Landlord shall not otherwise include the cost paid by Tenant as an Operating Expense.

          14.2 NO LIABILITY. Except to the extent caused by Landlord's grossly negligent or willful acts or omissions (and in such event, only after written notice to Landlord and the failure of Landlord to correct such situation within a reasonable time), Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure of any such utility or service to be furnished to the Demised Premises when such failure is caused by accident, breakage, repairs, civil disturbances, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, the inability to furnish such utility or service despite the exercise of reasonable diligence by Landlord or by any other cause beyond Landlord's reasonable control, excluding only interruptions of service caused by Landlord's Default. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor shall Tenant be relieved from the operation

          14.3 NO INCREASE IN REQUIREMENTS. Tenant shall not, without the prior written consent of Landlord, use any device in the Demised Premises, including, without limitation, special equipment or machines, which will in any way materially increase the amount of heating, air conditioning, electricity or water available to the Demised Premises over that initially provided. Tenant shall pay to Landlord as Additional Rent an amount equal to all actual costs reasonably incurred by Landlord to provide any such excess services and utilities, which payment shall be made within thirty (30) days after Tenant receives written evidence that Landlord has incurred such costs.

     15.  ALTERATIONS.

          15.1 NO ALTERATIONS. Without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall make no alterations, additions or improvements in or to the Demised Premises, other than alterations, additions or improvements which satisfy each of the following criteria: (i) no structural component of the Building is affected;
(ii) no electrical system, plumbing system or mechanical system is affected;
(iii) the total cost for a single alteration, addition or improvement does not exceed Five Thousand Dollars ($5,000) and the total costs for all alterations, additions or improvements during any twelve (12) month period do not exceed Twenty-Five Thousand Dollars ($25,000); (iv) such alterations do not reduce the fair rental value or fair market value of the Demised Premises, impair the use thereof or reduce the useful life thereof; (v) such alterations do not impair the use of the Project as a biotech or biomedical facility; (vi) such alterations do not alter the floor plan of the Demised Premises; and (vii) such alterations do not involve the removal of any biotech related equipment or any equipment installed by Landlord as part of Landlord's Work, including any fume hoods supplied by Tenant and installed by Landlord (or any replacement of such equipment) unless, in Landlord's reasonable judgment, such equipment is replaced with equipment of equal or greater value and utility to a biotech facility. All such alterations, additions or improvements, whether or not requiring Landlord's consent, shall be made only by licensed and qualified contractors or mechanics. Tenant's contractor for performing any alterations, additions or improvements shall be subject to Landlord's reasonable approval and shall maintain appropriate insurance as reasonably approved by Landlord.

          15.2 SERVICE FACILITIES. Tenant agrees that there shall be no construction of partitions or placement of other obstructions within the Common Areas which might interfere with free access to other areas within the Project or required exits, including, without limitation, mechanical installations or service facilities of the Building (including freight elevators and loading areas) or interfere with the moving of Landlord's equipment to or from the enclosures containing such installations or facilities. Furthermore, any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully and properly operable at all times.

          15.3 EXTERIOR CHANGES. Tenant shall make no changes to the exterior of the Building without the prior written approval of Landlord, which approval may be withheld in Landlord's discretion. Further, Tenant shall make no changes visible from the exterior of the Building without the prior written approval of Landlord, which approval may not be unreasonably withheld by Landlord.

          15.4 SIGNS. No sign, advertisement or notice which is visible outside the Building shall be exhibited, painted or affixed by Tenant on any part of the Demised Premises, or on any part of the exterior of the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, subject to Landlord's reasonable approval and all applicable laws, the PID Permit and the CC&R's, Tenant shall be entitled to display an exterior sign identifying Tenant on a monument provided by Landlord or, at Landlord's option, on the Building exterior. Tenant may also install at Tenant's sole cost a sign on the interior common wall adjacent to the entrance of the Demised Premises. Such signs shall be installed at Tenant's sole cost, and the cost of removing such signs and repairing any damage caused by such removal at the end of the term of this Lease shall be paid by Tenant.

          15.5 COMPLIANCE WITH LAW. Tenant covenants and agrees that all work done by

Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction and in full compliance with the rules, orders, directions, regulations and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any material changes in the Demised Premises.

          15.6 PRIOR NOTICE. Before commencing any material work, Tenant shall give Landlord at least ten (10) business days' prior written notice of the proposed commencement of such work.

          15.7 PROPERTY OF LANDLORD. Except as provided in Section 15.4, all alterations, decorations, fixtures, equipment, additions and improvements attached to or built into the Demised Premises, made by either party, shall, unless Landlord elects otherwise at any time, become the property of Landlord upon the expiration or earlier termination of the term of this Lease and shall remain upon and be surrendered with the Demised Premises as a part thereof. If Landlord elects to have such alterations removed (provided Landlord made such election at the time Landlord consented to such alterations), Tenant shall do so and shall repair and restore the Demised Premises to the condition they were in prior to such alterations, all at Tenant's sole cost. Landlord's consent to any alteration shall not be implied to be an election hereunder. Any such election must be express and must be in writing.

          15.8 REMOVAL. Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises; and Tenant shall only be entitled to remove property from the Demised Premises as expressly provided in this Lease. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant.

          15.9 PERSONAL PROPERTY. All articles of Tenant's personal property which have not been attached to the Demised Premises, including furniture and movable partitions which are owned by Tenant and installed by Tenant at its own expense in the Demised Premises, shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease provided that Tenant shall not remove any personal property in which Landlord has a security interest pursuant to Section 5.9 of this Lease unless Tenant first obtains Landlord's written consent, which consent Landlord may withhold in its sole discretion whenever there exists a Default by Tenant under this Lease or a condition or event which, with the giving of notice or the passing of time or both, would constitute a Default by Tenant (a "Conditional Default"). Without limiting the foregoing, under no circumstances shall Tenant be entitled to remove any equipment, item or improvement which was provided as part of Landlord's Work. Upon completion of Landlord's Work, Landlord and Tenant shall prepare a list of personal property items paid for as part of Landlord's Work and each shall execute the same. From time to time, Landlord and Tenant may mutually agree to make additions to such personal property list. If Tenant shall fail to remove all of its effects from the Demised Premises upon the termination of this Lease, then Landlord may, at its option, remove the same in any legal manner, and Landlord may remove and store such effects without liability to Tenant for loss thereof or damage thereto, except for loss or damage caused by the gross negligence or willful act of Landlord or Landlord's Agents, and Tenant agrees to pay Landlord upon demand any reasonable expenses incurred in such removal and storage or Landlord may, at its option, with notice to Tenant satisfying the requirements of California Civil Code Section 1983, sell such property or any of the same, at private sale and without legal process, for such price as Landlord may obtain; and Landlord may apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of such personal property, with any balance of the sales proceeds to be delivered to Tenant.

      16.  REPAIRS AND MAINTENANCE.

           16.1  LANDLORD'S OBLIGATION.

                 (a) Landlord shall repair, replace and maintain the Building foundation, the structural components of the exterior walls and the structural components of the roof of the Building. Landlord's costs for such repair, replacement and maintenance shall not constitute an Operating Expense.

                 (b) Except as provided in Section 16.2, Landlord shall repair, maintain and replace all portions of the Common Area, including, without limitation, all portions of the HVAC, plumbing, mechanical and electrical supply systems located outside the boundaries of the Demised Premises which are provided as a part of Landlord's Work as defined in the Construction Exhibit and all portions of the acid neutralization system serving the Demised Premises past the point of connection with those portions of the system exclusively serving other portions of the Building. Landlord's costs for such repair, replacement and maintenance shall constitute an Operating Expense unless the need for such repair, replacement or maintenance was caused by any negligent or intentional act or omission of Tenant or Tenant's Agents, in which case Tenant shall pay to Landlord on demand the cost of such repair or replacement. Landlord's obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have a useful life beyond the term of this Lease, when necessary to keep the Common Area and all improvements thereon or a part thereof in good order, condition and repair and in compliance with all applicable laws.

          16.2 TENANT'S SOLE COST. Except for Landlord's obligations pursuant to Section 16.1 above, Tenant shall, at Tenant's sole cost and expense, keep the Demised Premises and every part thereof (structural and nonstructural, including capital expenditures and improvements with an expected life beyond the term of this Lease, whether or not such portion of the Demised Premises needing repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Demised Premises), together with those portions of any common acid neutralization system solely serving the Demised Premises, and all portions of the HVAC, electrical, mechanical, exhaust and plumbing systems to such point that such item solely serves the Demised Premises and all portions of all fume hoods and other exhaust systems or plumbing vents (collectively, "Tenant's Utility Systems"), in a first class condition. Tenant's obligations shall include restorations, replacements or renewals, including capital improvements for restorations, replacements or renewals which will have an expected life beyond the term of this Lease, when necessary to keep the Demised Premises and all improvements thereon or a part thereof and Tenant's Utility Systems in good order, condition and repair and in compliance with all applicable laws (which capital improvements for such restorations, replacements or renewals when not (i) necessitated by Tenant's negligence in the maintenance of the Demised Premises or any part thereof or
(ii) arising from the operation of Tenant's business from the Demised
Premises or Tenant's alterations to the Demised Premises, may be collectively referred to as "Necessary Capital Replacements"); provided, however, any cost incurred by Tenant for Necessary Capital Replacements in excess of Ten Thousand Dollars ($10,000) in any calendar year during the initial term of this Lease (and in excess of Twenty Thousand Dollars ($20,000) in any calendar year during the Extended Term, if any) shall be shared between Landlord and Tenant whereby Tenant's share shall be determined based on the ratio of the number of months remaining in the term of this Lease (including any Extended Term) to the number of months constituting the expected life of the Necessary
Capital Replacement and Landlord's share shall be the balance of the cost not attributable to Tenant. Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Demised Premises, the improvements located therein or the equipment therein, or Tenant's Utility Systems whether structural or nonstructural, all of which obligations are intended to be the expense of Tenant, whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the term of this Lease. Tenant's maintenance of the HVAC, mechanical, plumbing and electrical systems shall comply with the manufacturers' recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts for the HVAC, mechanical, electrical and plumbing systems, satisfactory to Landlord in its good faith discretion, and maintaining such systems in accordance with the manufacturers' recommended operating and maintenance procedures. Tenant shall be solely responsible for the cost of all alterations to the Demised Premises or Tenant's Utility
Systems required by law to the extent such alterations (i) are necessitated by Tenant's negligence in the maintenance of the Demised Premises or any part thereof, or (ii) arise from the operation of Tenant's business from the Demised Premises or Tenant's alterations to the Demised Premises (regardless of whether such alterations required hereunder have an expected useful life beyond the term of this Lease or are of a capital nature), which alterations shall become the property of Landlord upon the expiration of this Lease.
Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Demised Premises and Tenant's Utility Systems to Landlord in a first class condition.

          16.3 NOTICE AND LANDLORD'S RIGHT TO REPAIR, REPLACE AND MAINTAIN THE DEMISED PREMISES. Prior to making any material repair or replacement to the Demised Premises or Tenant's Utility Systems, Tenant shall give to Landlord written notice of the need for such repair or replacement. Landlord shall have the right, but not the duty, to make all necessary repairs or replacements to the Demised Premises or Tenant's Utility Systems whether or not notice of the need for such repair or replacement has been given to Landlord. If Landlord elects to make such repairs or replacements, the cost thereof shall be paid by Tenant within ten (10) days of receipt of invoice. If Landlord does not elect to make such repairs or replacements to the Demised Premises or Tenant's Utility Systems within a reasonable time of notice thereof, Tenant shall make such repair or replacement at its own cost and expense. In addition, if Landlord determines, in its reasonable discretion that Tenant is not adequately maintaining Tenant's Utility Systems or any portion of the Demised Premises pursuant to Section 16.2, Landlord may contract to maintain such system at Tenant's sole cost after providing to Tenant thirty (30) days prior written notice.

          16.4 NO LIABILITY. Landlord shall not be liable for any failure to make any repairs or replacements or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Demised Premises or in or to fixtures, appurtenances and equipment therein other than a material injury or interference resulting from Landlord's grossly negligent or willful act or omission. Tenant waives any rights under Sections 1941 and 1942 of the California Civil Code or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

          16.5 DAMAGE OR DESTRUCTION. Notwithstanding any of the foregoing, in the event of fire, earthquake, flood, war or similar cause of damage or destruction, this Section 16 shall not be applicable and the provisions of
Section 20 entitled "Damage or Destruction" shall apply and control.

     17.  LIENS.

          17.1 NO LIENS. Tenant shall keep the Demised Premises free from any liens arising out of work performed, materials furnished and obligations incurred by Tenant. Tenant covenants and agrees that any mechanic's lien filed against the Demised Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant.

          17.2 ADVANCE BY LANDLORD. Should Tenant fail to discharge any such lien, Landlord may, at Landlord's election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and the cost thereof shall be immediately due from Tenant as Additional Rent.

          17.3 FINANCING STATEMENTS. In the event Tenant shall lease or finance the acquisition of equipment or other personal property in which Landlord has a security interest under Section 5.9 of this Lease and such equipment or other personal property is of a removable nature utilized by Tenant in the operation of Tenant's business and which may be removed by Tenant upon the termination of this Lease as provided herein, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will, upon its face or by exhibit thereto, indicate that the collateral for such financing statement is located within the Demised Premises and will clearly identify the same. In no event shall the address or other description of the Land or the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property therein. Each such financing statement shall be subject to the reasonable prior approval of Landlord. Should any holder of a financing statement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, including any lien against equipment which may not be removed by Tenant under this Lease, Tenant shall, within ten (10) days after filing such financing statement, cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to show that such lien is not applicable to Landlord's interest, and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord. Landlord shall execute such documents as are reasonably required by Tenant or Tenant's lenders or equipment lessors provided the same do not in any way alter the rights of Landlord under this Lease.

   18. INDEMNIFICATION AND EXCULPATION.

      18.1  INDEMNIFICATION BY TENANT.  Tenant agrees to indemnify
Landlord and its lenders, partners, members, shareholders, directors, officers, managers, agents and employees (collectively "Landlord's Agents") against, and to defend and save them harmless from, all demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable professional fees, including, without limitation, fees for attorneys, architects, engineers, and environmental consultants), arising out of Tenant's failure to fully perform under this Lease or for death of, or injury to, any person or damage to property, including any injury to any other tenant(s) of the Project or the property of such tenant(s) occurring in, upon or about the Demised Premises, the Common Areas or any other portion of the Project, (i) arising from or out of Tenant's use and/or occupancy of the Demised Premises, the Common Areas or any other portion of the Project, or (ii) arising from or out of any act or omission of Tenant, its agents, contractors, employees, servants and subtenants ("Tenant's Agents") in or about the Demised Premises, the Common Areas or any other portion of the Project, regardless of whether the same arises from the passive or active negligence of Landlord or Landlord's Agent except if such death of or injury to, any person, or damage to property is caused by the grossly negligent or willful act or omission of Landlord or Landlord's Agents. Tenant's obligation under this Section 18.1 shall survive the expiration or earlier termination of this Lease.

      18.2 INDEMNIFICATION BY LANDLORD. Except as otherwise provided in this Section 18, Landlord agrees to indemnify Tenant and its lenders, partners, members, shareholders, directors, officers, managers, agents and employees against, and to defend and save them from all demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable professional fees, including, without limitation, fees for attorneys, architects, engineers and environmental consultants), arising out of Landlord's default of its obligations under this Lease or for death of, or injury to, any person or damage to property, including any injury to any other tenant(s) of the Project or the property of such tenant(s) occurring in, upon, or about the Demised Premises, the Common Areas or any other portion of the Project during the term of this Lease arising from or out of the grossly negligent or willful acts or omissions of Landlord or Landlord's Agents. Landlord's obligation under this Section 18.2 shall survive the expiration of earlier termination of this Lease.

      18.3 NO LIABILITY OF LANDLORD. Notwithstanding any provision of Sections 18.1 and 18.2 to the contrary, except to the extent caused by Landlord's grossly negligent or willful acts or omissions, (i) Landlord shall not be liable to Tenant or any other party for, and Tenant assumes all risk of, damage to personal property, including loss of records kept within the Demised Premises, and (ii) Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property, including any loss of records.
Furthermore, except to the extent caused by Landlord's grossly negligent or willful acts or omissions, Landlord shall not be liable to Tenant or any other party, and Tenant assumes all risk of damage to Tenant, Tenant's Agents and any of their respective property as a result of any actions of any other tenants of the Project or their agents, contractors, employees, servants, invitees or other persons.

      18.4 ASSUMPTION OF RISK. Additionally, except to the extent caused by Landlord's gross negligence or willful acts or omissions, Landlord shall not be liable to Tenant or any other party for, and Tenant assumes all risk of, damage and liability (other than as may be covered by insurance or by a third party) resulting from any defect or malfunction of any

Building system or component of a Building system (such as HVAC, mechanical, plumbing, electrical, waste disposal or sewer) other than as set forth in
Section 16.1 above.

      18.5 SECURITY DEVICES. Security devices provided for the Building, while intended to deter crime, may not in given instances prevent theft or other criminal acts, and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties unless such injuries or losses result from the grossly negligent or willful acts or omissions of Landlord. The risk that any security device may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall, at Tenant's cost, obtain applicable insurance coverages to the extent Tenant desires protection against such criminal acts.

   19.  INSURANCE - WAIVER OF SUBROGATION.

      19.1 LANDLORD'S INSURANCE. Landlord shall carry insurance upon the Project, in an amount equal to full replacement cost (without reference to depreciation taken by Landlord upon its books or tax returns), or such greater insurance Landlord's mortgage lender requires Landlord to maintain. Such insurance shall provide protection against any peril generally included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord shall also obtain rental loss insurance for a period of up to twelve (12) months. Landlord, subject to availability thereof, may further insure, as Landlord or its lender reasonably deems appropriate, against flood and/or earthquake, loss or failure of building equipment, Hazardous Material risks, workers' compensation insurance and fidelity bonds for employees employed to perform services. The deductible limits of the "Fire and Extended Coverage" policy shall not exceed Twenty-Five Thousand Dollars ($25,000) but may, in Landlord's sole discretion, be less than such amount. Landlord shall also obtain and keep in force during the term of this Lease a policy of combined single limit bodily injury and property damage insurance in an amount satisfactory to Landlord in its sole discretion insuring Landlord, but not Tenant, against any liability arising out of the ownership, use, occupancy or maintenance of the Project in an amount determined by Landlord in its sole discretion. The cost of all such insurance (including the cost of earthquake coverage) shall be an Operating Expense which shall be reimbursed by Tenant as Additional Rent, provided, however, Tenant's Share of Operating Expenses attributable to the insurance premium for earthquake coverage will not exceed the sum of Ten Thousand Dollars ($10,000) in the first full calendar year of this Lease ("Tenant's Earthquake Insurance Expense Stop") and in the succeeding calendar years, Tenant's Earthquake Insurance Expense Stop shall be increased annually by ten percent (10%) of the prior year's Tenant Earthquake Insurance Expense Stop. Landlord shall furnish to Tenant a copy of such insurance policy.

      19.2 TENANT'S INSURANCE. Tenant, at its own cost, shall procure and continue in effect, from the date of execution of this Lease by Landlord and Tenant, and continuing throughout the term of this Lease and thereafter until Tenant has fully and finally surrendered the Demised Premises to Landlord, comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence for death, bodily injury or property damage, hazardous material insurance in an amount appropriate in light of Tenant's use of the Demised Premises, insurance on all of its personal property in an amount not less than the full replacement value thereof. The deductible amounts of such policy of insurance shall not exceed Five Thousand Dollars ($5,000). All such policies shall be written on an "occurrence" and not a "claims made" basis, and shall include specific coverage of contractual liability, and severability of interests and cross liability endorsements.

      19.3 ADDITIONAL INSUREDS. The aforesaid insurance required of Tenant shall name as additional insureds Landlord, Landlord's members and Landlord's property manager, construction manager, agents and representatives for the Project. Such insurance shall be with companies having a policyholder rating of not less than A and financial category rating of Class IX in "Best's Insurance Guide." Tenant shall cause any insurance companies issuing policies to Tenant to furnish certificates evidencing such coverage to Landlord. No such policies shall be cancelable or subject to reduction of coverage or cancellation except after thirty (30) days' prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Any of Tenant's policies may be in the nature of a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of any such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure such coverage for and on behalf of Landlord and charge Tenant the premiums for any such policies payable upon demand.

      19.4 FIXTURES AND OTHER ITEMS. Except to the extent caused by the grossly negligent or willful acts or omissions of Landlord or Landlord's Agents, Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and personal property of any kind. Except to the extent caused by the grossly negligent or willful acts or omissions of Landlord or Landlord's Agents, Landlord shall not be liable for injury to Tenant's business or any loss of income therefore relative to damage to such items.

      19.5 LENDER AND OTHERS. If any policy of insurance is to name Landlord as additional insured, Tenant shall, upon written request of Landlord, also designate as an additional insured, and furnish certificates evidencing Landlord as an additional insured to, (i) any lender to Landlord holding a security interest in the Building or, and/or (ii) Landlord under any lease wherein Landlord is or shall become a tenant under a ground lease for the Land rather than that of fee owner, and/or (iii) Landlord's property manager, construction manager, agents and representatives.

      19.6 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either party may have in force at the time of such loss or damage, such waivers to continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies are unobtainable with such waiver or obtainable only at premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance in companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, this Section 19.6 shall have no effect during such time as such policies are unobtainable or the party in whose factor a waiver of subrogation is desired shall refuse to pay the additional premium. If such policies shall at any time be unobtainable, but subsequently shall be obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

      19.7 INCREASES IN INSURANCE. At reasonable times, Landlord may require insurance policy limits to be raised to conform with reasonable requirements of Landlord's lender or to bring coverage limits to the level then being required of similar tenants of similar properties; provided, however, that Landlord may, in any event, require insurance policy limits to be increased in proportion to any increase in the Consumer Price Index from the date of this Lease to the date of the requested adjustments.

   20.   DAMAGE OR DESTRUCTION.

      20.1 PARTIAL DESTRUCTION. In the event of a partial destruction of the Building by fire or other perils covered by extended coverage insurance, not exceeding fifteen percent (15%) of the full insurable value thereof, and the damage is such that the Demised Premises are rendered unusable, and if the damage is such that Landlord estimates that the Building may be repaired, reconstructed or restored within a period of one hundred twenty (120) days from the date of the happening of such casualty, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect, provided, however, if such repair, reconstruction and restoration takes longer than one hundred fifty (150) days from the date of such casualty, Tenant may, upon written notice to Landlord delivered within fifteen (15) days of the end of such one hundred fifty (150) day period, terminate this Lease effective as of the date of such notice and Landlord shall have no liability therefor.

      20.2 OTHER DESTRUCTION. In the event of any damage to, or destruction of, the Building, other than as provided in Section 20.1 above, such that the cost to repair such damage or destruction is equal to or greater than fifteen percent (15%) of the insurable value of the Building, or restoration will, in the opinion of Landlord, require more than one hundred eighty (180) days, then Landlord may, at its option, elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect, provided, however, if such repair, reconstruction and restoration takes longer than two hundred forty (240) days from the date of such casualty, Tenant may, upon written notice to Landlord delivered within fifteen (15) days of the end of such two hundred forty (240) day period, terminate this Lease effective as of the date of such notice and Landlord shall have no liability therefor. If Landlord elects not to repair, reconstruct and restore the Building, then this Lease shall terminate as of the date of destruction.

      20.3 UNINSURED DAMAGE. In the event of any uninsured damage to or destruction of the Building which is not covered by Sections 20.1 or 20.2 above, Landlord may, at its option, by written notice to Tenant within sixty
(60) days of the damage or destruction, elect to repair, reconstruct and restore the Building, and this Lease shall continue in full force and effect, provided, however, if such repair, reconstruction and restoration takes longer than eighteen (18) months from the date of such casualty, Tenant may, upon written notice to Landlord given within fifteen (15) days of the end of such eighteen (18) month period, terminate this Lease effective as of the date of such notice and Landlord shall have no liability therefor. If Landlord elects not to so repair, reconstruct or restore the Building, then this Lease shall terminate as of the date of destruction. In the event that any uninsured damage to or destruction of the Building is caused by the negligent or willful acts of Tenant or its employees, agents, or invitees, Tenant shall pay (i) the cost of such repair, reconstruction and restoration, if Landlord so elects to repair, reconstruct and restore, (ii) the cost to repair, reconstruct or restore if less than fifty percent (50%) of the insurable value of the Building has been destroyed and Landlord does not elect to repair, reconstruct and restore, and (iii) the full replacement value of the Building in the event that more than 50 percent (50%) of the insurable value of the Building has been destroyed and Landlord does not so elect to repair, reconstruct and restore. Notwithstanding the foregoing, Tenant shall not be liable for any such loss if such loss was not insured as a result of Landlord's failure to maintain the insurance required under this Lease.

      20.4 ELECTION NOT TO REPAIR. If Landlord elects not to repair, reconstruct or restore the Building, Landlord promptly shall give written notice to Tenant of such election, but in no event shall such notice be given later than forty-five (45) days after the date of damage or destruction.

      20.5 RELEASE. Upon any termination of this Lease under any of the provisions of this Section 20, the parties each shall be released thereby without further obligation to the other from the date of damage or destruction, except for any liabilities or obligations theretofore incurred or arising from matters which have theretofore occurred (including any liability related to the damage or destruction).

      20.6  ABATEMENT OF RENT.  Except for an uninsured casualty under
Section 20.3 caused by Tenant, in the event of repair, reconstruction or restoration as herein provided, Rent to be paid under this Lease shall be abated (but shall be paid by the rental loss insurance required pursuant to this Lease to the extent of proceeds available therefrom). Tenant shall not be entitled to any compensation or damages from Landlord occasioned by any such damage, repair, reconstruction or restoration, except to the extent such damage, repair, reconstruction or restoration results from the grossly negligent or willful act or omission of Landlord or Landlord's Agents.

      20.7 TENANT'S PROPERTY. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to repair or restore only those portions of the Building and the Demised Premises which were originally provided at Landlord's expense, and, with respect to Sections
20.1 and 20.2, only to the extent insurance proceeds are available to pay the costs to repair or restore. The repair and restoration of Tenant's personal property shall be the obligation of Tenant, except to the extent such damage, repair, reconstruction or restoration results from the grossly negligent or willful act or omission of Landlord or Landlord's Agents.

      20.8 DAMAGE AT END OF TERM. Notwithstanding anything to the contrary contained in this Section 20, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Section 20 occurs during the last twelve (12) months of the initial term of this Lease (or the last thirty-six (36) months of the term of this Lease, if the initial term of this Lease is extended as set forth in EXHIBIT F). In the event Landlord elects not to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Section 20 occurs during the last twelve (12) months of the initial term of this Lease (or the thirty-six (36) months of the term of this Lease, if the initial term of this Lease is extended as set forth in EXHIBIT F), Tenant may, by written notice delivered to Landlord within ten (10) business days after receipt by Tenant of Landlord's notice of its election not to repair, reconstruct or restore the Demised Premises, elect to terminate this Lease.

   21.  EMINENT DOMAIN.

      21.1 TAKING. In the event the whole of the Demised Premises, or such critical and essential parts thereof as shall deprive Tenant of the usefulness of the Demised Premises, be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority.

      21.2 RESTORATION. Upon any taking, if this Lease is not terminated pursuant to

Section 21.1 above, then Landlord promptly shall proceed to restore the Demised Premises to substantially their same condition, to the extent reasonably possible, prior to such partial taking. After the date of any taking, Basic Rent shall be abated proportionately based on the Rentable Area of the Demised Premises after such taking as compared to the Rentable Area of the Demised Premises prior to such taking.

      21.3 AWARD. Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property and fixtures, including excess tenant improvements which were installed at Tenant's expense and for costs of Tenant moving to a new location. All other compensation awarded for such taking shall belong to Landlord.

   22.   DEFAULTS AND REMEDIES.

      22.1 LATE CHARGE. Late payment by Tenant to Landlord of Rent or other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, attorneys' charges, late payment charges on a mortgage, and so forth. In the event that Tenant shall fail to pay within five (5) business days of when due Rent or any other sums owing under this Lease, Tenant shall pay to Landlord a service charge in an amount equal to five percent (5%) of the delinquent sum for each month that a monthly installment of Rent remains unpaid, which Landlord and Tenant agree is not a penalty but is a reasonable estimate of the expenses Landlord may incur as a result of such late payment. In the event of any such late payment, in addition to the foregoing service charge, the amount unpaid shall bear interest at the higher of (i) Bank of America's "reference rate" plus three percent (3%) per annum, or (ii) twelve percent (12%) per annum, but in no event shall such interest exceed the maximum rate allowed by law. Such interest shall be calculated from the date such amount was due and payable until the same shall have been fully paid. Further, if Landlord incurs any reasonable attorneys' fees in excess of Eight Hundred Dollars ($800) with respect to all Defaults in any calendar year, then Tenant shall pay as an additional late charge the sum of all such reasonable attorneys' fees in excess of Eight Hundred Dollars ($800). The foregoing late payment charges and interest shall accrue without the need for Landlord to give Tenant any reminder notice or Default notice as to the unpaid amount owing.

      22.2 NO WAIVER. No payment by Tenant or receipt by Landlord of a lesser amount than that due shall be deemed to be other than on account of the amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and Tenant shall have the right to institute suit for recovery of the payment paid under protest.

      22.3 PERFORMANCE BY LANDLORD. If Tenant fails to perform any act on its part to be performed under this Lease, Landlord may, without waiving or releasing Tenant from any obligations of Tenant or waiving any Default hereunder, perform such act on behalf of Tenant after providing Tenant written notice of Landlord's intent to perform such act and a reasonable opportunity under the circumstances for Tenant to perform (or such other period of time as may be expressly set forth elsewhere in this Lease).

      22.4 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

               (a) The failure by Tenant to make any payment of Rent, including any sums due under EXHIBIT B, as and when due where such failure continues for five (5) calendar days thereafter;

               (b) Failure by Tenant to keep and perform any term, covenant, condition or obligation under Sections 5.8 (as to Tenant's obligation to restore the Security Deposit within ten (10) days after written request therefor), 17, 19, 23, 27, 33 or 37 as and when such performance is due;


               (c) The failure by Tenant to observe or perform any obligation under this Lease other than described in Sections 22.4(a) and (b) above, to be performed by Tenant where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided that, if the nature of Tenant's failure is such that it reasonably requires more than thirty (30) days to cure, then such failure shall not be a Default if Tenant shall commence such cure within such thirty (30) day period and thereafter diligently prosecute the same to completion within ninety (90) days of such written notice;

               (d)  Tenant makes an assignment for the benefit of creditors;

               (e) Tenant files a voluntary petition under any chapter of the Bankruptcy Code;

               (f) Tenant makes a voluntary assignment for the benefit of creditors;

               (g) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets, or any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code, and such petition or receiver, trustee or custodian is not dismissed within thirty (30) days; or

               (h) Tenant's interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within thirty (30) days of the action.

Notices given under this Section shall specify the alleged default. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

          22.5 REMEDIES. In the event of a Default and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have at law or in equity, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, unless caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord and proximately caused by reason of Tenant's default, including:

               (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

               (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided; plus

               (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

               (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of restoring the Premises to the condition required under the terms of this Lease, tenant improvement costs, building modifications, leasing commissions and marketing expenses, operating expenses, and debt service obligations incurred or reasonably anticipated to be incurred by Landlord in re-leasing of the Demised Premises; plus

               (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subsections (a) and (b) above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 22.1 above. As used in subsection (c) above, the "worth at the time of award" shall be computed by determining the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

          22.6 RIGHT OF RE-ENTRY. In the event of a Default, and at any time thereafter, with or without terminating this Lease, and with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall have the immediate right to re-enter and remove all persons and property (provided such re-entry and removal is not a breach of the peace), and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, unless such loss or damage is caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents. No such re-entry shall be considered or construed to be a forcible entry by Landlord. If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease pursuant to California Civil Code
Section 1951.4. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

          22.7 PROCEEDS OF RELETTING. In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any rent or other sums from such tenant. The proceeds of any such reletting shall be applied as follows:

               (a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

               (b) Second, to the payment of the reasonable costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable, and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Premises and such reletting;

               (c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

               (d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

          22.8 NON-EXCLUSIVE. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be non-exclusive and cumulative. Landlord shall have the right to pursue any or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any Default hereunder shall be implied from the acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such Default if such Default persists or is repeated, and no express waiver shall affect Defaults other than as specified in such waiver.

          22.9 NO RELIEF. Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the later of (i) the date of Lease termination, or (ii) the date possession of Demised Premises is surrendered to Landlord.

          23.   ASSIGNMENT OR SUBLETTING.

          23.1 ASSIGNMENT OR SUBLETTING. Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Demised Premises or any part hereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld nor delayed (provided Tenant complies with the notice requirements described in Section 23.2 below). One or more transfers, in the aggregate, of more than thirty percent (30%) of the equity ownership of Tenant shall constitute a prohibited assignment; provided, however, this provision shall not be applicable if such transfers occurred on a public stock exchange.

          23.2 NOTICE. In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, or part thereof, then at least twenty-five (25) days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord written notice ("the Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, the consideration and all other material terms and conditions of the proposed assignment or sublease, and a copy of the sublease or assignment documents, all in such detail as Landlord shall reasonably require. Additionally, Tenant shall furnish to Landlord a copy of the audited financial statements for the most recently past fiscal year, as well as the most recent unaudited quarterly financial statements for Tenant, the proposed assignee or sublessee and any proposed guarantor associated therewith.

          23.3  APPROVAL.

               (a) Landlord, in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to, among other things, the reputation in the community of a proposed successor, the financial strength of such successor (notwithstanding the assignor or sublessor remaining liable for Tenant's performance), any proposed material modifications to the Demised Premises and any material change in use which such successor proposes to make in use of the Demised Premises. In no event shall Landlord be deemed to be unreasonable hereunder or under subsection (c) below for declining to consent to a transfer to a successor of poor reputation, lacking financial qualification or seeking a modification to the Demised Premises or a change in use, or conditioning its consent to a proposed assignment upon the proposed assignee or sublessee delivering to Landlord an additional security deposit in an amount and on conditions reasonably acceptable to Landlord. Landlord may also withhold consent pursuant to the terms of Section 37.3 concerning Hazardous Material.

               (b) In the event Landlord's withholding of consent to a proposed assignment or subletting is found to be unreasonable by any court of competent jurisdiction, Tenant's sole remedy shall be to have the proposed assignment or subletting declared valid as if Landlord's consent had been given.

               (c) Any of the foregoing notwithstanding, in no event shall any assignee or subtenant further assign or sublet any portion of the Demised Premises without the prior written consent of Landlord.

          23.4 EXCESS RENT. In the event Tenant assigns or subleases the Demised Premises or any portion thereof, Tenant shall pay to Landlord, at the time Tenant receives the same, fifty percent (50%), of all sums received by Tenant from any such assignee or sublessee (whether such sums are for rent of the Demised Premises, use of Tenant's personal property or for any other reason) in excess of the Rent to be paid by Tenant to Landlord for such portion of the Demised Premises so assigned or sublet, after deducting all brokers' commissions, attorneys' fees and advertising fees actually incurred by Tenant in connection with such assignment or sublease.

          23.5 TRANSFER VOID. Any sale, assignment, hypothecation or transfer of this Lease or subletting of Demised Premises, or part thereof, that is not in compliance with the provisions of this Section 23 shall be void, and shall, at the option of Landlord, be a breach of this Lease.

          23.6 FURTHER ASSIGNMENT. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

          23.7 NO WAIVER. Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due, hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant hereunder. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Demised Premises.

          23.8 HAZARDOUS MATERIALS TEST. Upon the commencement and termination of any assignment or sublease, the assignee or subtenant and Tenant shall comply with the provisions of Sections 37.5.1 and 37.5.2 for the premises assigned or sublet.

          23.9 ASSUMPTION. Any proposed assignee shall execute and deliver to Landlord an assumption of this Lease in form and content reasonably acceptable to Landlord. In the event of any assignment, Tenant shall not be released thereby.

          24.   ATTORNEYS' FEES.

          24.1 ATTORNEYS' FEES. If either party hereto becomes a party to any litigation with any person or entity which is not a party to this Lease concerning this Lease (including any bankruptcy proceeding), the Demised Premises, or the Project, by reason of any act or omission of the other party to this Lease or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

          24.2 ACTION. If either party hereto commences an action against the other party arising out of or in connection with this Lease, including any proceeding in bankruptcy or any arbitration proceeding, the most prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit or arbitration.

          25. BANKRUPTCY. In the event a debtor, trustee or debtor-in-possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any breach of Tenant under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (i) a breach will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as reasonably determined by Landlord:

               (a) Those acts specified in the Bankruptcy Code or other laws as included within the meaning of adequate assurance, even if this Lease does not concern a facility described in such laws;

               (b) A prompt cash payment to compensate Landlord for any monetary breaches or damages arising from a breach of this Lease;

               (c) A cash deposit in an amount reasonable under the circumstances for similar properties in Torrey Pines used for similar purposes by tenants with a similar credit rating;

               (d) The reasonable creditworthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual creditworthiness requirements and desirability standards in effect at the time of the assumption or assignment; and

               (e) The assumption or assignment of all of Tenant's interest and obligations under this Lease.

   26.   LANDLORD.

      26.1 LANDLORD. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease

      26.2 LIMIT ON LANDLORD'S LIABILITY. Tenant shall look only to Landlord's right, title and interest in and to the Project and to the consideration from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or assets of Landlord (nor of any member, trustee, officer, employee, shareholder, partner, tenant in common of or with Landlord or any other person or entity related to or having an interest in Landlord) shall be subject to any execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Tenant's use or occupancy of the Demised Premises or the Project. The provisions of this Section 26.2 shall not be construed to permit any setoff against Rent or other sums due hereunder.

      26.3 RIGHT TO CURE. Landlord shall not be in default hereunder unless Landlord fails to perform an obligation required of Landlord within a reasonable time, but in no event later than fifteen (15) business days after written notice by Tenant specifically identifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than fifteen (15) business days are required for performance, then Landlord shall not be in default if Landlord commences performance within such fifteen (15) business day period and thereafter diligently prosecutes the same to completion.

      26.4 LENDER'S RIGHT TO CURE. In the event of any default on the part of Landlord, Tenant shall give notice, by registered or certified mail, at any address provided to Tenant, to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or Demised Premises whose address shall have been furnished to Tenant and Tenant shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, not to exceed Landlord's cure period plus thirty (30) days.

   27. ESTOPPEL CERTIFICATE. From time to time as reasonably requested by Landlord, Tenant shall, within ten (10) days of written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing substantially in the form attached to this Lease as EXHIBIT C with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the Rent and other charges are paid in advance, if any,
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured Defaults or

Conditional Defaults on the part of Landlord hereunder or specifying such Defaults or Conditional Defaults if any are claimed, and (iii) setting forth such further reasonable information with respect to this Lease or the Demised Premises as may be requested thereon.

   28. JOINT AND SEVERAL OBLIGATIONS. If more than one person executes this Lease as Tenant:

         (a) Each of them is jointly and severally liable for the keeping, observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and

         (b) The term "Tenant" shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to or the signature of any one or more of them, with respect to this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

   29.   LIMITATION OF LANDLORD'S LIABILITY.

      29.1 LIMITATION. If Landlord is a limited partnership or joint venture, the limited partners of such partnership shall not be personally liable and no limited partner of Landlord shall be sued individually or named individually as a party in any suit or action or shall service of process be made against any limited partner of Landlord. If Landlord is a corporation or limited liability company, the shareholders, members, directors, officers, managers, employees and/or agents of such corporation shall not be personally liable and no shareholder, member, director, officer, manager, employee or agent of Landlord shall be individually sued or named as a party in any suit or action arising out of, or in any way connected to, this Lease, including, without limitation, Landlord's obligations under this Lease or Tenant's possession of the Demised Premises, or service of process be made against any shareholder, member, director, officer, officer, manager, employee or agent of Landlord. No limited partner, shareho

      29.2  APPLICABILITY.  Each of the covenants and agreements of this
Section 29 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

   30. DEMISED PREMISES CONTROL BY LANDLORD. Landlord reserves full control over the Building and the Demised Premises to the extent not inconsistent with Tenant's quiet enjoyment and use of Demised Premises. This reservation includes but is not limited to right of Landlord to grant easements and licenses to others and the right to maintain or establish ownerships of the Building separate from fee title to the Land, provided any grant of an easement by Landlord does not interfere with Tenant's quiet enjoyment and use of the Demised Premises, except to the extent the grant of any such easement is approved by Tenant, required by law or permitted pursuant to the terms of this Lease.

   31. QUIET ENJOYMENT. So long as there is no uncured Default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises, except as permitted by the provisions of this Lease.

   32. QUITCLAIM DEED. Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately upon Landlord's request, a quitclaim deed to the Demised Premises or other document in recordable form suitable to evidence of record termination of this Lease.

   33.   SUBORDINATION AND ATTORNMENT.

      33.1 SUBORDINATION. This Lease shall be subject and subordinate to the lien of any mortgage or deed of trust encumbering Landlord's interest in the Demised Premises or the Project or any lease in which Landlord is the tenant, now or hereafter in force against the Demised Premises, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided the holder of any such mortgage, deed of trust or lease executes, acknowledges and delivers to Tenant upon Tenant's request a non-disturbance agreement providing that so long as Tenant performs all of its obligations under this Lease, Tenant's quiet enjoyment and use of the Demised Premises shall not be disturbed, except as permitted by the provisions of this Lease.

      33.2 ADDITIONAL INSTRUMENTS. Notwithstanding the foregoing, Tenant shall execute and deliver within ten (10) days of demand a subordination agreement in the form attached as EXHIBIT E or such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgages, deeds of trust or leases as may be required by Landlord. However, if any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage or deed of trust upon or including the Demised Premises, regardless of date, and Tenant shall execute and deliver within ten (10) days of demand a statement in writing to such effect at Landlord's request.

      33.3 ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Demised Premises, Tenant shall, at the election of purchaser at such foreclosure or sale, attorn to such purchaser and recognize such purchaser as Landlord under this Lease, provided such purchaser provides to Tenant reasonable assurances that its tenancy will not be disturbed so long as it is not in Default under this Lease.

      33.4 AMENDMENT. If Landlord obtains a loan commitment from a lender for the financing or refinancing of the Demised Premises and/or the Project, and such loan commitment requires some amendment(s) to this Lease, then Tenant shall cooperate reasonably with Landlord in executing such amendment(s), so long as the amendment(s) do not materially adversely affect any of the material rights or obligations of Tenant under this Lease.

   34.   SURRENDER.

      34.1 NO RELEASE. No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

      34.2 ASSIGNMENT. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

      34.3 NO MERGER. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Demised Premises, or a mutual cancellation thereof or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Land, the Building or the Demised Premises, operate as an assignment of this Lease.

   35. WAIVER AND MODIFICATION. No provision of this Lease may be modified, amended or added to except by an agreement in writing executed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

   36. WAIVER OF JURY TRIAL. THE PARTIES HERETO SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.


         __________        _________
         Landlord's        Tenant's
         Initials          Initials

   37.   HAZARDOUS MATERIAL.

      37.1 PROHIBITION/COMPLIANCE. Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to Tenant's and its agent's, employee's, contractor's and invitee's receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any Hazardous Material as defined in this Section 37. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises or the Project by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose (i) prohibited by any federal, state or local law, rule or regulation, (ii) in violation of any insurance policies on the Demised Premises or the Project, (iii) inconsistent with good biotechnology industry practices, or (iv) inconsistent with the requirements of any lender with a deed of trust or mortgage on the Project or any part thereof. The disposal of Hazardous Material shall be in approved cantainers and removed from the Demised Premises by duly licensed carriers. Tenant shall be immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Demised Premises of the Project, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. A failure of Tenant to give to Landlord the notices required in this Section 37.1 shall constitute a Default under this Lease. Further, Tenant shall deliver to Landlord cach and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use/or disposal thereof promptly upon receipt of each such notice or order.

            Tenant shall be responsible for, and shall indemnify, protect, defend and hold harmless Landlord and its agents, employees, representatives, directors and officers from, any and all claims, costs, penalties, fines, losses (including, without limitation, (i) temporary or permanent diminution in value of the Demised Premises or the Project, (ii) damages for the temporary or permanent loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or the Project, and (iii) sums paid in settlement of claims), consultant fees and expert fees, liabilities, attorneys' fees, damages, injuries, causes of action, judgments and expenses, which arise during or after the term of this Lease and which directly or indirectly (a) result from Tenant's use and occupancy of the Demised Premises or any other portion of the Project, or (b) result from Tenant's or its agent's, employee's, contractor's and invitee's receiving, handling, use, storage, accumulation, transportation, generation, spill

      37.1.1 The indemnifications of Landlord and indemnities by Tenant pursuant to Section 37.1 above include, to the extent Tenant is responsible for such costs and expenses under the provisions of Section 37.1 above, but without limiting the generalities thereof, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work lawfully required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in the soil, subsoil, ground water, or elsewhere at, on or under the Demised Premises or the Building. Without limiting the foregoing, if the presence of any Hazardous Material at, on or under the Demised Premises or the Building caused or permitted by Tenant results in the Demised Premises or the Building becoming in violation of law, Tenant promptly shall take all actions at its expense as are necessary to return the Demised Premises or the Building to the condition existing prio

      37.1.2  Landlord acknowledges that it is not the intent of this
Section 37 to prohibit Tenant from operating its business as described in
Section 2.6 above or to unreasonably interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use, presence and disposal of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to lawfully use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present in or upon the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Demised Premises ("Hazardous Materials List") and a copy of the Hazardous Material business plan prepared pursuant to Health and Safety Code
Section 25500, ET SEQ. Tenant shall deliver to Landlord an updated Hazardous Material List at least once every (12) months. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the "Documents"), relating to handling, storage, disposal and emission of Hazardous Material prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: (i)permits; (ii)approvals; (iii)reports and correspondence; (iv)storage and management plans; (v)notice of violations of any laws; (vi)plans relating to the installation of any storage tanks or containers to be installed in the Demised Premises (provided, such installation of tanks or containers only shall be permitted after

Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole discretion); and (vii) all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Demised Premises. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material or hazardous activities which are not otherwise identified to Landlord in such documentation, unless any such Document names Landlord as an "Owner" or "Operator" of the facility in which Tenant is conducting its business. It is not the intent of this Section 37 to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all such proprietary information furnished by Tenant to Landlord as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent (which consent Tenant shall not unreasonably withheld), except as required by law, by insurance carriers, or by applicable governmental agencies.

     37.2  TERMINATION OF LEASE.

          (a) Notwithstanding the provisions of this Section 37, Landlord shall have the right to terminate this Lease in this event that (i) Tenant uses the Demised Premises for the generation, storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by applicable law (and Tenant fails to diligently pursue and achieve within a reasonable period compliance therewith) after written notice of such noncompliance from either Landlord or any federal, state or local governmental agency or political subdivision, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Demised Premises or the Building if the contamination resulted from Tenant's action or use of the Demised Premises and such remedial action has a material adverse effect on Landlord, the Demised Premises or the Building and Tenant fails to commence the remedial action immediately and diligently prosecute the same to completion within ninety (90) days, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Demised Premises and such enforcement order has a material adverse effect on Landlord, the Demised Premises or the Building and Tenant fails to obtain a revocation, rescission or cancellation of the enforcement order witin sixty (60) days after the date upon which such enforcement order is issued. Each of the foregoing events shall be deemed to be a material Default by Tenant under this Lease.

          (b) In the event that a portion of the Building or the Project is contaminated by Hazardous Material such that the Demised Premises may not lawfully be used by Tenant for a period of longer than ninety (90) days, and such contamination was caused by Hazardous Material used by Landlord or another tenant of the Building, Tenant may, upon written notice delivered to Landlord within fifteen (15) days of the determination that the Demised Premises may not be used for a period longer than ninety (90) days, terminate this Lease as of such date of notice. Landlord shall have no liability with respect to such contamination except to the extent caused by the grossly negligent or willful acts or omissions of Landlord. Tenant shall have no other right to abate Rent or terminate this Lease as a result of any contamination of the Demised Premises.

     37.3  ASSIGNMENT AND SUBLETTING.  Notwithstanding the provisions of
Section 23 above, if (i) any anticipated use of the Demised Premises by any proposed assignee or sublessee involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited hereunder or by any applicable law, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with a Hazardous Material if the contamination resulted from such party's action or use of the property in question and has failed to take such action, or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material by such proposed assignee or sublessee and of a type such proposed assignee or sublessee intends to use in, on or at the Demised Premises and the proposed assignee or sublessee has failed to fully comply with such enforcement order, it shall not be unreasonable for Landlord to withold its consent to an assignment or subletting to such proposed assignee or sublessee.

     37.4 CONDITION. Landlord represents and warrants that, to the best of its knowledge, as of the date of this Lease, except as set forth in Section
13.3 above or as disclosed in that certain Environment Assessment report prepared by Dames & Moore dated January 17, 1996, a copy of which has been provided to Tenant, there are no Hazardous Material on the Demised Premises. If Landlord discovers that any other Hazardous Material exists in, on or about the Demised Premises, then Landlord promptly shall give Tenant written notice of such condition and shall, except to the extent Tenant is responsible therefor, use its best efforts to have such Hazardous Material cleaned up in conformance with this Lease and brought in compliance with applicable laws.

     37.5  PERFORM TESTS.

          37.5.1 At any time prior to the expiration of the term of this Lease, Landlord shall have the right to enter (no more than twice in any calendar year unless any contamination in excess of legally permissible levels has occurred or Landlord reasonably believes that any contamination may have occurred) upon the Demised Premises at all reasonable times, and at reasonable intervals, upon forty eight (48) hours' prior notice, and accompanied by an authorized representative of Tenant, if Tenant so elects, in order to conduct appropriate tests to determine whether contamination in excess of permissible levels has occurred as a result of Tenant's use of the Demised Premises. Landlord shall deliver to Tenant written notice of the results of such tests. Tenant shall pay the reasonable costs of any test conducted pursuant to this Section which demonstrates that contamination in excess of legally permissible levels has occurred and such contamination was caused by Tenant's use of the Demised Premises. Additionally, Tenant shall pay for all costs necessary to clean up or remedy any contamination caused by Tenant's use of the Premises.

          37.5.2 Upon the expiration or upon any early termination of this Lease, Tenant shall furnish to Landlord, at Tenant's sole cost, a report and certification from a qualified environmental engineer, verifying that the Demised Premises are free from any Hazardous Material or contamination in excess of legally permissible levels. If such report indicates that there are any impermissible levels of Hazardous Material on the Demised Premises, then Tenant shall pay for all costs necessary to clean up and remedy such impermissible levels of Hazardous Material; and Tenant shall also continue to pay Rent for the Demised Premises (including monthly installments of Basic Rent at a rate equal to one hundred fifty percent (150%) of the monthly installment of Basic Rent in effect immediately prior to such expiration or termination of this Lease) less the amount of any rent for the Demised Premises actually received by Landlord until such time as the impermissible levels of Hazardous Material are cleaned up and remedied.

     37.6 TENANT'S OBLIGATIONS. Tenant's obligations under this Section 37 shall survive the termination of this Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Demised Premises or the Building of any such Hazardous Material, Tenant shall continue to pay the full Rent in accordance with this

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

Lease.

     37.7 DEFINITION OF HAZARDOUS MATERIAL. As used herein, the term "Hazardous Material(s)" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, and includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7 or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act); (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under
Section 25501 of the California Health and Safety Code, Division 20, Chapter
6.95 (Hazardous Substances); (v) petroleum; (vi) asbestos; (vii) listed under Aritlce 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20;
(viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ. (42 U.S.C.
Section 6903); or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation Liability Act, 42 U.S.C. Section 9601, ET SEQ. (42 U.S.C. Section 9601).

     38.  MISCELLANEOUS.

          38.1 TERMS AND HEADINGS. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The headings used in this Lease are not a part hereof and shall have no effect upon the construction or interpretation of any part hereof.

          38.2 EXAMINATION OF LEASE. Submission of this Lease for examination or signature by Tenant does not constitute a reservation of, or option for, lease, nor is it effective as a lease or otherwise until execution by, and delivery to, both Landlord and Tenant.

          38.3 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

          38.4 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Landlord or Tenant shall be deemed both a covenant and a condition.

          38.5 CONSENTS. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

          38.6 ENTIRE AGREEMENT. This Lease (together with its exhibits) is intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and all prior agreements, understandings, representations and statements, oral or written, are merged herein, excepting only for written agreements signed contemporaneously with the signing of this Lease.

          38.7 SEVERABILITY. Any provision of this Lease which shall be deemed or prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof,

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

and all such other provisions shall remain in full force and effect.

          38.8 RECORDING. Tenant shall be permitted to record a memorandum of this Lease, provided Tenant obtains Landlord's written approval, not to be unreasonably withheld, of the form and content of any memorandum.

          38.9 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. As both parties participated in the drafting and review of this Lease with separate and independent legal counsel, any ambiguity in the language will not be constructed against either Party as the drafter of that language.

          38.10 INUREMENT. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees or any person who may come into possession of the Demised Premises or any part thereof in any manner whatsoever. Nothing contained in this Section shall in any way alter the provisions against assignment or subletting provided in this Lease.

          38.11 FORCE MAJEURE. If either party cannot perform any of its obligations under any portion of this Lease other than EXHIBIT B due to events beyond the obligated party's reasonable control (including, without limitation, Landlord's obligations to repair, reconstruct or restore pursuant to Sections 20.1, 20.2 or 20.3 but excluding any monetary obligations of Tenant), the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. This provision shall not apply to EXHIBIT B, which shall be governed by its own provision regarding force majeure.

          38.12 NOTICES. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be deemed duly delivered upon personal delivery, or as of the second business day after mailing by United States mail, postage prepaid, return receipt requested, or upon the next business day if delivered by overnight courier or similar overnight delivery system, addressed to Tenant, or Landlord, at the addresses shown in Section 2.7 herein. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

          38.13 EXHIBITS. All exhibits and schedules referred to herein and attached hereto are a part hereof, and incorporated herein by this reference.
 Any termination of this Lease shall likewise constitute a termination of any rights of Tenant under any exhibits or schedules hereto.

          38.14 MODIFICATION. No modification, waiver, amendment, discharge or change of this Lease shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

          38.15 PERIODS OF TIME. All periods of time referred to in this Lease shall include all Saturdays, Sundays and state or United States holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice with respect to this Lease shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday,

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

Sunday or state or national holiday.

          38.16 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California, and venue for any legal action under this Lease shall be San Diego County, California.

          38.17 INTERPRETATION. In the event any conflict exists between the provisions of this Lease, the order of priority in the interpretation hereof shall be as follows: (a) any lease amendment or addendum signed simultaneously with the signing of this Lease, (b) Construction Exhibit, (c) exhibits (except the Construction Exhibit), (d) Basic Lease provisions, and
(e) the general provisions of this Lease.

          38.18 MERGER. There shall be no merger of the leasehold estate created by this Lease with the fee interest in any of the Demised Premises by reason of the fact that the same person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein, and (b) the fee estate in any of the Demised Premises or any part thereof or interest therein.

          38.19 FINANCIAL STATEMENTS. Tenant shall provide to Landlord within ten (10) days of request, financial statements of Tenant for the most recent final year or quarter then publicly available. Annual statements shall be audited by an independent certified public accountant and all other quarterly statements shall be certified by the chief financial officer of Tenant, as the case may be, as being complete and accurate in all respects. Tenant shall not be required to provide such financial information more than once per quarter.

     39.CONTINGENCIES.

          39.1 LENDER. The rights and obligations of both Landlord and Tenant under this Lease are contingent upon (i) Landlord obtaining approval of this Lease from Landlord's lender holding a deed of trust on the Project within thirty (30) days after the date of execution of this Lease or such longer period as the parties may mutually approve in writing and (ii) Tenant and such lender executing a subordination, non-disturbance and attornment agreement in substantially the form of EXHIBIT E hereto. If such condition is not satisfied prior to such date, then either Landlord or Tenant may terminate this Lease by giving written notice of such party's intention to terminate this Lease to the other party, and if such contingency has not been satisfied or waived within five (5) business days thereafter, by thereafter giving written notice of termination to the other party any time prior to receiving written notice that such condition has been satisfied or waived. Neither party shall have any further rights, obligation or liabilities under this Lease after this Lease is terminated pursuant to this Section.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates set forth below next to their respective signatures.

                                      LANDLORD:

                                      DM SPECTRUM LLC, a California limited
                                      liability company

                                      By:  DMSK LLC, a California limited
                                           liability company


Date of Execution: December 6, 1996        By: /s/ Robert D. Tomlinson
                                               -----------------------
                                                   Title: Managing Member
                                                          ---------------

                                      TENANT:

                                      MAXIM PHARMACEUTICALS, INC., a
                                      Delaware corporation

Date of Execution: December 4, 1996   By: /s/ Larry G. Stambaugh
                                          ----------------------
                                              Title: CEO
                                                     ---

                                      By: /s/ Dale A. Sander
                                          ------------------
                                              Title: CFO
                                                     ---




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